SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              KEYSPAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
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________________________________________________________________________________
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________________________________________________________________________________
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     previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

KEYSPAN CORPORATION




Notice of 2004 Annual Meeting of Shareholders and Proxy Statement

LETTER TO SHAREHOLDERS

March 25, 2004


Dear KeySpan Shareholder:

You are cordially invited to attend KeySpan Corporation's Annual Meeting of Shareholders, which will be held at 10:00 a.m. on Thursday, May 20, 2004, at KeySpan's Auditorium located at its corporate headquarters at One MetroTech Center, Brooklyn, New York. Directions to the location of the Annual Meeting are included in this Proxy Statement.

At the Annual Meeting, we will review with you our 2003 performance and our plans for the future. In addition, as more fully described in the Proxy Statement, we will consider the election of directors; ratification of Deloitte & Touche LLP, as our independent public accountants for the Company for the year ending December 31, 2004; and a shareholder proposal. The Board of Directors recommends a vote FOR each nominee for director; FOR the ratification of independent public accountants; and AGAINST the shareholder proposal.

In an effort to make voting as simple as possible, you may vote your shares by returning the enclosed proxy card or by casting your ballot by telephone or through the Internet. Whether you choose to provide a written proxy card, or vote by telephone or through the Internet, please vote.

I look forward to seeing you at the Annual Meeting on May 20th. Please remember that we consider your vote to be very important.


/s/ Robert B. Catell

Robert B. Catell
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 25, 2004


Dear Shareholder:

The Annual Meeting of Shareholders of KeySpan Corporation ("KeySpan" or the "Company") will be held on Thursday, May 20, 2004, at 10:00 a.m. at KeySpan's
Auditorium located at its corporate headquarters at One MetroTech Center, Brooklyn, New York, to consider and take action on the following items:

     1.   Election of ten directors;

     2.   Ratification   of  Deloitte  &  Touche  LLP,  as  independent   public
          accountants for the Company for the year ending December 31, 2004;

     3. Consideration of a shareholder proposal, if presented at the Annual Meeting; and


     4. Transact any other business properly brought before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 22, 2004 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If you hold shares in your name and are attending the Annual Meeting, please bring your admission card. If your shares are held indirectly in the name of a bank, broker or other nominee, please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors,

/s/ John J. Bishar, Jr.

John J. Bishar, Jr.
Senior Vice President, General Counsel and Secretary

                                  Directions to
                               KeySpan Corporation
                              One MetroTech Center
                            Brooklyn, New York 11201


Public Transportation
Subway:

o    A, C or F train to Jay Street-Borough Hall

o 2, 4 or 5 train to Borough Hall (walk one block East to Willoughby Street and make a left on Jay Street)

o M or R train to Lawrence Street-MetroTech (walk one block North on Lawrence Street)

o Q train to Dekalb Avenue (walk two blocks North toward Manhattan Bridge and make a left on Myrtle Avenue into MetroTech Center)

By Train:

o    Long  Island  Rail  Road  to   Pennsylvania   Station  and  transfer  to  a
     Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).

o Long Island Rail Road to Flatbush Avenue-Atlantic Terminal in Brooklyn and transfer to a Manhattan-bound M, R, 2, 4, 5 or Q train (see subway instructions above) or walk North along Flatbush Ave. about 1 mile to Myrtle Avenue and make a left into MetroTech Center.

o Metro-North Railroad to Grand Central Station in Manhattan and transfer to a Brooklyn-bound 4 or 5 train (see subway instructions above).

o New Jersey Transit to Pennsylvania Station in Manhattan and transfer to a Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).

By Car:

o From Manhattan: Take the FDR Drive to the Brooklyn Bridge (Exit 2), make the first left after traveling over the bridge on to Tillary Street and right on to Jay Street.

o From Queens, Brooklyn, Bronx and Staten Island: Take I-278 to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.

o From Long Island: Take I-495 WEST (Long Island Expressway) to I-278 WEST (Exit 18A - Brooklyn-Queens Expressway) to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

o From New Jersey: Take I-78 EAST to the Holland Tunnel. Follow Canal Street EAST to the Manhattan Bridge on to Flatbush Avenue. Or take I-95 (New Jersey Turnpike) to I-278 EAST (Exit 13) to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.

o From Westchester, Downstate New York and Connecticut: Take either I-87 SOUTH (Major Deegan Expressway/New York State Thruway) or I-95 SOUTH (New England Thruway) to I-278 WEST to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.


                                        MAP
                                 [GRAPHIC OMITTED]

                                 PROXY STATEMENT
                                       OF
                               KEYSPAN CORPORATION
                    ANNUAL MEETING TO BE HELD ON MAY 20, 2004

Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 20, 2004, or any adjournment thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about March 25, 2004.

Q:   What am I voting on?

A: Election of ten directors; ratification of Deloitte & Touche LLP, as independent public accountants for the year ending December 31, 2004;
     consideration of a shareholder proposal, if presented at the Annual Meeting; and any other business properly brought before the meeting.

Q:   Who is entitled to vote?

A: Common Stock shareholders as of the close of business on March 22, 2004 (the "Record Date"). Each share of KeySpan's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q:   How do I vote?

A: If you hold your shares in your name, as a "shareholder of record," you can vote in person at the Annual Meeting or you can complete and submit a proxy by mail, telephone or the Internet, as provided on your proxy card.

     The enclosed proxy card contains instructions for mail, telephone and Internet voting. Whichever method you use, the proxies identified on the proxy card will vote your shares in accordance with your instructions.

     If you submit a proxy card without giving specific voting instructions with respect to any or all proposals, you give the named proxies the authority to vote, in their discretion, on each such proposal. In addition, a properly signed and dated proxy card (or a proxy properly delivered by telephone or through the Internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.

     If you hold your shares indirectly in the name of a bank, broker or other nominee, as a "street-name shareholder," you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Q:   Do I have the right to revoke my proxy?

A: Yes. You can revoke your proxy by submitting a new proxy by mail, telephone or Internet; giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting stating that you are revoking your proxy; or attending the Annual Meeting and voting your shares in person.

Q:   Is my vote confidential?

A: Yes. Only EquiServe Trust Company, N.A. ("EquiServe"), the inspector of election, and certain employees have access to your voting instructions. All written comments will be provided to KeySpan and only your name will be disclosed, unless you request that you are to remain anonymous.

Q:   Who will count the votes?

A:   EquiServe will tabulate the votes and act as inspector of election.

Q:   What if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards, or use each of the control codes printed on each of the proxy cards for telephone or Internet voting, to ensure that all of your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, EquiServe, by calling 1-800-482-3638.

Q:   What constitutes a quorum?

A: The record date for determining stockholders who are entitled to vote at the Annual Meeting is March 22, 2004. Each of the approximately 160,032,414 shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone or through the Internet, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q:   What percentage of stock do the directors and officers own?

A: The directors and certain executive officers own approximately 2.69% of our Common Stock, as of March 10, 2004.

Q:   When are the shareholder proposals due for the 2005 Annual Meeting?

A: Shareholder proposals for the 2005 Annual Meeting must be received by KeySpan at its offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by December 2, 2004, to be considered by the Company for possible inclusion in the proxy materials for the 2005 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2005 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2004 Annual Meeting.

PROPOSAL 1.                    ELECTION OF DIRECTORS

The current term of office of all of the Company's directors expires at the 2004 Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be elected for a new term of one year or until his or her successor is duly elected or chosen and qualified. No third party received a fee for either identifying or evaluating potential director nominees. The Company did not receive any recommendations for board membership from any large, long-term shareholders. If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan does not anticipate that any of the individuals listed below will be unable to serve the full term of office to which he or she may be elected.

Nominees for election this year are:

    o         Robert B. Catell                 o         James L. Larocca
    o         Andrea S. Christensen            o         Gloria C. Larson
    o         Alan H. Fishman                  o         Stephen W. McKessy
    o         J. Atwood Ives                   o         Edward D. Miller
    o         James R. Jones                   o         Vikki L. Pryor


Effective February 24, 2004, Edward Travaglianti resigned as a director of KeySpan, following his appointment as President of Commerce Bank Long Island. Mr. Travaglianti was no longer able to serve as a member of the Board of Directors of the Company due to the interlocking relationship restrictions of the Public Utility Holding Company Act of 1935, as amended. Such interlocking relationship restrictions prohibit any officer of a commercial banking institution, such as Commerce Bank, from also serving on the Board of Directors of any public utility holding company such as KeySpan. The Board and the Company extend their gratitude to Mr. Travaglianti for his service as a valued director.

The affirmative vote of a plurality of the shares of KeySpan Common Stock cast is required for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE TEN NOMINEES NAMED ABOVE TO SERVE AS MEMBERS OF THE BOARD OF DIRECTORS FOR A ONE YEAR TERM.

Nominees for the Board of Directors

                    ROBERT B. CATELL - Age 67 - Director since May 1998 Chairman and Chief Executive Officer of KeySpan Corporation since July 1998. Joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Served as President and Chief Executive Officer from 1991 to 1996 when elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., The Houston Exploration Company, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., J & W Seligman, the Business Council of New York State, Inc., New York City Partnership, KeySpan Facilities Income Fund and Chairman of the Long Island Association.

                    ANDREA S. CHRISTENSEN - Age 64 - Director since January 2001 Partner in the law firm of Kaye Scholer LLP since 1976. Joined that firm in 1968 and previously was an associate with the law firm of Kelley, Drye & Warren. Adjunct Professor at New York University School of Law from 1984 to 1994. Member of the Association of the Bar of the City of New York, American Bar Association, International Society for Labor Law and Social Security. Former Chairperson of New York County Lawyers Association Committee on Labor Relations. Served as Director of The Brooklyn Union Gas Company from 1980 to 2000, and the American Arbitration Association from 1988 to 1999. Serves as a Member of the Board of Inwood House since 2000.



                    ALAN H. FISHMAN - Age 58 - Director since May 1998 President, Chief Executive Officer and a Director of Independence Community Bank Corp., the parent savings and loan holding company of Independence Community Bank, since March 2001. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as Senior Vice President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Former Managing Partner and founder of Columbia Financial Partners, L.P. in 1992. President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to March 2001. Chairman of the Brooklyn Academy of Music, the Brooklyn Navy Yard and the Brooklyn Chamber of Commerce.



                    J. ATWOOD IVES - Age 67 - Director since November 2000 Former Chairman and Chief Executive Officer of Eastern Enterprises from 1991 to November 2000. Co-chairman of the Trustees of the MFS Family of Funds (25 Trusts) advised by MFS Investment Management. Trustee of the Museum of Fine Arts - Boston, Vice Chairman of the Beacon Hill Village, Overseer of WGBH Educational Foundation, and Member of the Corporate Advisory Board of the Boston College Carroll School of Management.




                    JAMES R. JONES - Age 64 - Director since May 1998 Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLP since October 2001 and Chairman of GlobeRanger Corporation since September 1999. Senior Counsel to the law firm of Manatt, Phelps & Phillips, LLP from March 1999 to October 2001. Retired as President of Warnaco, Inc.
                    - International Division in 1998. Director of Anheuser Busch since 1998 and Kansas City Southern since 1997. White House Staff, Special Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.

                    JAMES L. LAROCCA - Age 60 - Director since January 2001 Distinguished Professor of Public Policy at Long Island
                    University's Southampton College since April 2000 and Adjunct Professor of Public Policy at Hofstra University since January 1999. Practiced law with the firm of Cullen and Dykman immediately prior to appointment to Southampton College. Served in the cabinets of two New York governors as Commissioner of Transportation, Commissioner of Energy, Director of Federal Affairs, Trustee of the New York Power Authority and Chairman of the Energy Research and Development Authority. Served as President of the Long Island Association from 1985 to 1993. Served as Director of The Brooklyn Union Gas Company from 1992 to 1993 and from 1995 to 2000. Former Director of European American Bank and ContiFinancial Corporation. Current Director and past Chairman of the Long Island Nature Conservancy.


                    GLORIA C. LARSON - Age 53 - Director since June 2003 Of counsel and Co-chair of the Government Practices Group at the law firm of Foley Hoag LLP. Has held senior positions within the federal government and the State of Massachusetts government, including serving as the Massachusetts Secretary of Economic Affairs, Deputy Director of Consumer Protection and legal counsel for the Federal Trade Commission. Current Chairperson of the Massachusetts Convention Center Authority
                    (MCCA) since 1998. Director of RSA Security as well as several Boston-based not-for-profit organizations, including the Massachusetts Technology Council, Jobs for Massachusetts, Greater Boston Chamber of Commerce and the Massachusetts Women's Forum. Serves on the New England Council's e-commerce privacy task force and is the Co-Chair of the Board of Directors of MassINC.




                    STEPHEN W. McKESSY - Age 66 - Director since May 1998 Retired partner of PricewaterhouseCoopers. Served in various officer positions at PricewaterhouseCoopers from 1960 to 1997. Serves as a Director of The Houston Exploration Company, the Greater Boy Scouts of America, and the Property Owners Association at SailFish Point, Florida. Member of the Board of Advisors of St. John's University College of Business Administration. President and member of the Board of Governors of the Silver Spring Country Club.




                    EDWARD D. MILLER - Age 63 - Director since May 1998 Served as a member of the Supervisory Board and senior advisor to the Chief Executive Officer of AXA Group from June 2001 to April 2003. Served as President and Chief Executive Officer of AXA Financial, Inc. from August 1997 through May 2001. Chairman and Chief Executive Officer of The Equitable Life Assurance Society, the principal insurance subsidiary of AXA Financial, Inc., from August 1997 through May 2001. Served as Senior Vice Chairman of The Chase Manhattan Bank from 1996 through 1997. Serves as a member of the Board of
                    Directors of American Express Company, Topps Company, Incorporated, and Korn/Ferry International. Member of the Board of Governors of the United Way of Tri-State and Chairman of the Board of Directors of Phoenix House. Trustee of the Inner-City Scholarship Fund, the New York City Police Foundation, Pace University, and the New York Blood Center. Chairman of the New York City Partnership's Security and Risk Management Task Force.

                    VIKKI  L.  PRYOR  -  Age  50 -  Director  since  March  2004
                    President and Chief Executive Officer of SBLI USA Mutual Life Insurance Company, Inc. and its family of companies since 1999. Served as Senior Vice President of Oxford Health Plans from June 1998 to January 1999. Served in various Senior Vice President and Vice President positions at Blue Cross Blue Shield of Massachusetts from 1993 to 1997. Served as Director and in a variety of senior level positions at Allstate Life Insurance Company from 1986 to 1992. Served in various positions including acting assistant district counsel, senior attorney and associate in the Office of Chief Counsel of the Internal Revenue Service, Chicago office, from 1978 to 1986. Served on the boards of the Life Insurance Council of New York (LICONY), New Jersey Chamber of Commerce, UST Corporation and the Pension Reserves Investment Management Board. Serves on the Dean's Advisory Council of the University at Buffalo Law School.


The Board of Directors

The Board of Directors is responsible, under New York law and the Company's Certificate of Incorporation and By-Laws, with overseeing the business and management of the Company. The Board of Directors met twelve times between January 1and December 31, 2003.

In March 2004, the Board of Directors amended the Company's Corporate Governance Guidelines, which had been adopted in 1998, in light of the requirements imposed under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange's Corporate Accountability and Listing Standards Committee recommendations, as well as in an effort to continue to apply best practices to its corporate governance policies and procedures. The full text of the Company's Corporate Governance Guidelines is attached to this Proxy Statement as Appendix A and can also be found on the Investor Relations section of the Company's website at http://www.keyspanenergy.com or directly at the Company's corporate governance website (http://governance.keyspanenergy.com).

Pursuant to our Corporate Governance Guidelines, the Board undertook a review of director independence. As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting (and named above) are independent under the standards set forth in the Corporate Governance Guidelines, and relevant New York Stock Exchange ("NYSE") and Securities and Exchange Commission ("SEC") rules and regulations, with the exception of Robert B. Catell. Mr. Catell can not be deemed independent under the Corporate Governance Guidelines because he serves as Chief Executive Officer of the Company.

The basis for the Board's determination that the above named directors are independent is set forth in the Company's Corporate Governance Guidelines and is set forth, in relevant part, below:

               To be considered independent under the NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with KeySpan. The Board established the following guidelines to assist it in determining director independence:

          a. A director will not be independent if, within the preceding three years: (i) the director was employed by KeySpan or one of its subsidiaries; (ii) an immediate family member of the director was employed by KeySpan as an officer; (iii) the director was employed by or affiliated with KeySpan's independent auditor;
               (iv) an immediate family member of the director was employed by KeySpan's independent auditor as a partner, principal or manager;
               (v) the director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation; (vi) an immediate family member of the director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation;

               (vii) the director was employed as an executive officer of another company where any of KeySpan's officers serve on that company's compensation committee; or (viii) an immediate family member of the director was employed as an executive officer of another company where any of KeySpan's officer serve on that company's compensation committee;

          b. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence: (i) if a KeySpan director or an immediate family member of the director is an executive officer of another company that does business with KeySpan and the annual sales to, or purchases from, KeySpan are less than the greater of $1 million or two percent of the annual revenues of the company he or she serves as an executive officer; (ii) if a KeySpan director is an executive officer of another company which is indebted to KeySpan, or to which KeySpan is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a KeySpan director serves as an officer, director or trustee of a charitable organization, and KeySpan's discretionary charitable contributions to the organization are less than the greater of $1 million or two percent of that organization's total annual charitable receipts. (KeySpan's automatic matching of employee charitable contributions will not be included in the amount of
               KeySpan's contributions for this purpose.) The Board will annually review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

          c. For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a director is the Chief Executive Officer of a company that purchases products and services from KeySpan that are more than two percent of that company's annual revenues, the independent directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the NYSE rules and the Sarbanes-Oxley Act. The Company would explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

               KeySpan will not make any personal loans or extensions of credit to directors or executive officers. No director or family member may provide personal services for compensation to the Company.

The directors shall complete and submit an annual director questionnaire to identify and assess relationships so that the Board can determine independence under these standards. The directors also shall complete and submit an annual statement on Ethical Business Conduct to identify and assess relationships they may have with third parties (including vendors, service providers, competitors, etc.) that may impact the Company and could be construed as compromising the director's independence.

Committees of the Board

During 2003, the Board maintained four standing committees. The functions, number of meetings held and composition of the Board committees, as of December 31, 2003, are described below:

                               -----------------------------------------------------------------------------
                                    Committee
------------------------------ --------------- ---------------- --------------------- ----------------------
                                                                    Compensation
                                                                        and                 Corporate
          Director               Executive          Audit            Management          Governance and
                                                                    Development            Nominating
------------------------------ --------------- ---------------- --------------------- ----------------------
R. B. Catell                       X(Chair)
------------------------------ --------------- ---------------- --------------------- ----------------------
A. S. Christensen                                  X                                           X
------------------------------ --------------- ---------------- --------------------- ----------------------
A. H. Fishman                      X               X(Chair)
------------------------------ --------------- ---------------- --------------------- ----------------------
J. A. Ives                         X
------------------------------ --------------- ---------------- --------------------- ----------------------
J. R. Jones                        X                                    X                      X(Chair)
------------------------------ --------------- ---------------- --------------------- ----------------------
J. L. Larocca                                      X                    X                      X
------------------------------ --------------- ---------------- --------------------- ----------------------
G. C. Larson                                                                                   X
------------------------------ --------------- ---------------- --------------------- ----------------------
S. W. McKessy                      X               X                    X
------------------------------ --------------- ---------------- --------------------- ----------------------
E. D. Miller                       X                                    X(Chair)
------------------------------ --------------- ---------------- --------------------- ----------------------
E. Travaglianti*                                   X                    X
------------------------------ --------------- ---------------- --------------------- ----------------------
Meetings held from January 1
             to                    6               7                   10                      2
      December 31, 2003
------------------------------ --------------- ---------------- --------------------- ----------------------

X:       Member.
Chair:  Committee Chairperson.
--------------

* As previously stated, as of February 24, 2004, Mr. Travaglianti resigned as a member of the Board of Directors and as a member of the Audit and Compensation and Management Development Committees.

Executive Committee: Acts on behalf of the Board of Directors whenever the Board is not in session, except for certain matters as prescribed by New York law. The Executive Committee operates under a written charter adopted by the Board of Directors, as amended and restated as of March 10, 2004 (attached as Appendix B to this Proxy Statement; in addition, the full text of the Executive Committee charter can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com) or directly at the Company's corporate governance website (http://governance.keyspanenergy.com).

Audit Committee: Provides oversight with respect to the quality and integrity of the Company's financial statements; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors, the business practices of the Company, risk assessment and risk management, and the preparation of the Audit Committee report required to be included in the Company's annual Proxy Statement. Pursuant to the rules of NYSE all members of the Audit Committee are independent. The Company's Board of Directors has determined that Mr. Fishman meets the qualifications of an "audit committee financial expert," as that term is defined by rules of the SEC.* In addition, the Company's Board of Directors has determined that Mr. Fishman and Mr. McKessy have "accounting or related financial management expertise," in accordance with the NYSE corporate governance standards rules, section 303A.07. Each of the members of the Audit Committee is financially literate, in accordance with the NYSE corporate governance standards rules, section 303A.07. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies. The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors, as amended and restated as of March 10, 2004 (attached as Appendix C to this Proxy Statement; in addition, the full text of the Audit Committee charter can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com) or directly at the Company's corporate governance website (http://governance.keyspanenergy.com).

Compensation and Management Development Committee: Establishes, maintains and assesses the competitiveness of the Company's compensation philosophy and programs to ensure they are fair and equitable, designed to attract, develop, motivate and retain directors and officers; and consistent with best practices. Reviews and recommends all officer appointments and promotions to the Board. Reviews performance of all officers based on corporate goals and objectives, reviews and recommends to the Board their compensation and benefits. Reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans, including the performance and goals of the Company, officers and management. Prepares annual report on executive compensation. Reviews director compensation. All members are independent directors. The
Compensation and Management Development Committee operates under a written charter adopted by the Board of Directors, as amended and restated as of March 10, 2004 (attached as Appendix D to this Proxy Statement; in addition, the full text of the Compensation and Management Development Committee charter can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com) or directly at the Company's corporate governance website (http://governance.keyspanenergy.com).

Corporate Governance and Nominating Committee: Establishes qualifications and other criteria for candidates for a position on the Company's Board of Directors. Identifies individuals qualified to become directors and recommends to the Board candidates for all directorships to be filled. Oversees evaluation of the performance of the Board, with participation of the full Board of Directors. Develops and recommends to the Board corporate governance principles. Considers and recommends to the Board changes to the Company's certificate of incorporation and by-laws. Reviews environmental matters that impact or may impact the Company and its assets and monitors the status of the Company's environmental compliance and remediation programs. Establishes and reviews policies and programs on business ethics, community affairs, equal employment opportunity matters and work safety issues. The Company will consider director candidates nominated by shareholders. Any shareholder may nominate a person for election to the Board of Directors by giving written notice to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 60th calendar day, nor earlier than the 90th calendar day, prior to the first anniversary of the preceding year's annual meeting in accordance with Section 2.7 of the Company's by-laws.

In identifying and/or reviewing the qualifications of candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, required and demonstrated technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a

--------
     * In accordance with rules of the SEC, persons determined to be audit committee financial experts will not be deemed an expert for any purpose, including, without limitation for purposes of Section 11 of the Securities Act of 1933, as a result of being so designated. The designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the audit committee and the board of directors in the absence of such designation or identification.

director as an "audit committee financial expert," as that term is defined by the rules of the NYSE and/or the SEC), local community relationships and (b) minimum individual qualifications, including personal and professional ethics, integrity and values, strength of character, practical wisdom, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board.

The Committee is authorized to conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and to consider issues of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

The Committee is authorized to review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board, retirement provisions and/or term or age limits, all in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds to further the interests of the Company and its shareholders.

The Committee shall annually oversee evaluation of the performance of the Board, with the participation of the full Board of Directors.

The Committee is designated by the Board and receives its authority from the Board to which it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in its charter, and any other duties that the Committee deems necessary to fulfill in its obligations to the Board and the shareholders of the Company. To such end, the Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such advisor, consultant, or legal counsel the Committee shall have the sole authority to approve such consultant's fees and other retention terms. The Committee shall also have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

The Committee shall be comprised of three or more members of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer. All members, including alternate members, are required to meet the following criteria:

     o All members are required to be determined by the Board to be "independent" under the rules of the NYSE and the Sarbanes-Oxley Act of 2002.

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Each of the members of the Committee are and have been determined by the Board to be "independent" under the rules of the NYSE and the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, as amended and restated as of March 10, 2004 (attached as Appendix E to this Proxy Statement; in addition, the full text of the Corporate Governance and Nominating Committee charter can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com) or directly at the Company's corporate governance website (http://governance.keyspanenergy.com).

Corporate Governance Guidelines

Meetings of the Board of Directors are governed by the following guidelines:

           Selection of Meeting Agenda Items
           ---------------------------------

               The Chairman and Chief Executive Officer shall establish the agenda for the Board meetings. Any Director may request inclusion of an item on the agenda. The Chairman and Chief Executive Officer may annually distribute to the Board the proposed agenda items, along with the schedule of meetings, for the following year.

           Advance Distribution of Board Meeting Materials
           -----------------------------------------------

               The Corporate Secretary shall distribute to the Directors all materials necessary to conduct an effective meeting of the Board of Directors prior to the meeting.

           Attendance of Non-Directors at Board Meetings
           ---------------------------------------------

               At the invitation and approval of the Chairman or the Chief Executive Officer, non-directors, whether or not officers of the Company, may attend or give presentations before the Board.

           Strategy Sessions
           -----------------

               At least one meeting of the Board of Directors each year shall be devoted to a review with executive management of the Company's strategic plan and its long range goals and direction.

           Executive Sessions
           ------------------

               The directors and the Chief Executive Officer shall convene in executive session as often as is appropriate, as part of regularly scheduled meetings of the Board of Directors. Executive sessions may be requested by any director, as well as the Chief Executive Officer. In addition, the independent directors of the Board shall meet at least quarterly, without the Chief Executive Officer or any other non-independent director, to discuss any matter or recommend any action as the directors shall deem advisable consistent with the powers of the full Board. Members of the Executive Committee shall serve as presiding directors of these meetings on a rotating basis.

Directors are encouraged to attend the annual meetings of the Company's shareholders. Eight out of nine directors attended the 2003 annual meeting of shareholders. Each of the directors attended at least 92% of all meetings of the Board of Directors and each committee of which he or she was a member during the period from January 1 to December 31, 2003.

Codes of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Senior Financial Officers, and an Ethical Business Conduct Statement applicable to all directors, officers and employees of the Company. The Company's Code of Ethics, Ethical Business Conduct Statement, Corporate Governance Guidelines and Committee Charters can each be found on the Investor Relations section of the Company's website, (http://www.keyspanenergy.com) or directly at the Company's corporate governance website (http://governance.keyspanenergy.com), and provide information on the framework and high standards set by the Company relating to its corporate governance. Additionally, these documents are available in print to any shareholder requesting a copy. The Code of Ethics, Ethical Business Conduct Statement, Corporate Governance Guidelines and Committee Charters have all been approved by the Board of Directors and are vital to securing the confidence of KeySpan's shareholders, customers, employees, governmental authorities and the investment community.

Director Compensation

The directors receive the following compensation:

    o    Non-employee directors:

            $43,500 annual retainer;
            $2,000 committee meeting fee;
            $5,000 committee chairman retainer; and
            $30,000 in common stock equivalents granted under the Directors' Deferred Compensation Plan.

    o    Employee directors:

            Receive no additional compensation for serving on the Board or its committees.

Directors' Deferred Compensation Plan

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan provides all non-employee directors with the opportunity to defer any portion of their cash compensation received as directors, up to 100%, in exchange for Common Stock equivalents or into a deferred cash account. Common Stock equivalents are valued by utilizing the average of the high and low price per share of KeySpan common stock on the first trading day of the quarter following the quarter in which contributions are received. Dividends are paid on Common Stock equivalents in the same proportion as dividends paid on Common Stock. Compensation not deferred and exchanged for Common Stock equivalents may be deferred into a cash account bearing interest at the prime rate. Additionally, a director may elect to invest his or her compensation by participating in the KeySpan Investor Program (a dividend reinvestment plan). Upon retirement, death or termination of service as a director, all amounts in a director's Common Stock equivalent account and/or cash account shall, at the director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director. The non-employee directors are not entitled to benefits under any KeySpan retirement plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers").





                                        ---------------------------------------------------------------------

                                            Annual Compensation              Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Restricted      Shares        LTIP
                                          Salary         Bonus       Stock Awards   Underlying      Payout      All Other
             Name                Year       ($)         ($)(1)            ($)        Options          ($)       Compensation ($)
-----------------------------------------------------------------------------------------------------------------------------------
Robert B. Catell                2003    938,000      1,089,056(2)           0(3)     208,800(4)(5)   0       894,545(6)(7)(8)(9)
Chairman & Chief Executive      2002    936,903        284,740(10)    434,215        372,000(11)     0        55,229
Officer                         2001    860,669        901,228              0        267,000(11)     0        20,444
-----------------------------------------------------------------------------------------------------------------------------------
Robert J. Fani                  2003    450,000        307,958(2)           0(3)      69,500(4)(5)   0       320,117(6)(7)(8)(9)
President & Chief Operating     2002    445,154        153,184(10)    139,622        120,000(11)     0        19,729
Officer                         2001    361,667        247,203              0         78,200         0         3,651
-----------------------------------------------------------------------------------------------------------------------------------
Wallace P. Parker Jr.           2003    450,000        348,288(2)           0(3)      69,500(5)      0       329,176(6)(7)(8)(9)
President, Energy Delivery and  2002    445,154        191,938(10)    139,622        120,000         0        26,812
Customer Relationship Group     2001    360,834        243,314              0         78,200         0         6,490
-----------------------------------------------------------------------------------------------------------------------------------
Steven L. Zelkowitz             2003    392,000        278,750(2)           0(3)      43,300(5)      0       212,111(6)(7)(8)(9)
President, Energy Assets and    2002    387,961        134,086(10)     95,694         82,000         0        21,213
Supply Group                    2001    337,345        247,203              0         60,000         0         7,301
-----------------------------------------------------------------------------------------------------------------------------------
Gerald Luterman                 2003    375,000        287,496(2)           0(3)      43,300(4)(5)   0       304,950(6)(7)(8)(9)(12)
Executive Vice President &      2002    370,962        128,059(10)     95,694         82,000(11)     0        21,824
Chief Financial Officer         2001    330,486        259,360              0         60,000(11)     0        14,539
-----------------------------------------------------------------------------------------------------------------------------------

(1) Bonus awards paid each year are attributable to performance during the previous year.

(2) Bonus awards paid in 2003 include amounts deferred by the Named Executive Officers into the Officers' Deferred Stock Unit Plan as follows: R. B. Catell - $544,528; R. J. Fani - $153,978; W. P. Parker Jr. - $174,144; S.
     L. Zelkowitz - $139,375; and G. Luterman - $71,873.

(3) As of December 31, 2003, the aggregate value of the restricted stock awards and number of restricted stock awards held by each of the Named Executive Officers are as follows: R. B. Catell - $534,930; 14,536 shares (which includes 735 shares obtained through dividend reinvestment during 2003); R.
     J. Fani - $172,006; 4,674 shares (which includes 236 shares obtained through dividend reinvestment during 2003); W. P. Parker Jr. - $172,006; 4,674 shares (which includes 236 shares obtained through dividend reinvestment during 2003); S. L. Zelkowitz - $117,889; 3,203 shares (which includes 161 shares obtained through dividend reinvestment during 2003); and G. Luterman - $117,889; 3,203 shares (which includes 161 shares obtained through dividend reinvestment during 2003). The aggregate restricted stock values are based on the closing price per share of $36.80 at December 31, 2003.

(4) The Named Executive Officer also received 2,000 stock options on September 22, 2003 and 2,000 shares of restricted stock on November 7, 2003 granted by The Houston Exploration Company as compensation for such person's service as a director of The Houston Exploration Company.

(5) The amounts are comprised of stock options granted on March 5, 2003, based on the closing price as of March 5, 2003. The options shall vest pro-rata over a 5 year period with a 10 year exercise period from the date of the grant. Vesting will accelerate in the third year based upon achievement of certain goals.

(6) Amounts are comprised of the cost of life insurance paid by the Company and allocated to the Named Executive Officers for income tax reporting purposes. The amounts attributable to each of the Named Executive Officers during 2003 are as follows: R. B. Catell - $27,200; R. J. Fani - $5,012; W.
     P. Parker Jr. - $8,620; S.L. Zelkowitz - $8,350; and G. Luterman - $14,524.

(7) Amounts are also comprised of the value of a 20% match provided by the Company on amounts deferred by the Named Executive Officers into the Officers' Deferred Stock Unit Plan. The amounts attributable to each of the Named Executive Officers are as follows: R. B. Catell - $108,905; R. J. Fani - $30,795; W. P. Parker Jr. - $34,828; S.L. Zelkowitz - $27,875; and
     G. Luterman - $14,375.

(8) Amounts are also comprised of disbursements made from the Supplemental Employee Savings Plan ("SESP") and are attributable to each of the Named Executive Officers as follows: R. B. Catell - $13,440; R. J. Fani - $2,610;
     W. P. Parker Jr. - $4,028; S. L. Zelkowitz - $186; and G. Luterman - $351.

(9) Amounts are also comprised of performance shares awarded to the Named Executive Officers. The performance share awards were granted on March 5, 2003. Performance shall be measured over a three year period and linked to certain performance levels. Threshold, target and maximum performance levels will determine the actual shares to be issued at the end of the performance period. At target, the number of shares granted to the Named Executive Officer will be as follows: R. B. Catell - 32,700 shares valued at $845,000; R. J. Fani - 10,900 shares valued at $281,700; W. P. Parker Jr. - 10,900 shares valued at $281,700; S. L. Zelkowitz - 6,800 shares valued at $175,700; and G. Luterman - 6,800 shares valued at $175,700. The performance share award amounts are determined based on the Black Scholes value of $25.84 per share. At threshold, 50% of the number of shares indicated above for the Named Executive Officer will be awarded. At maximum, 150% of the number of shares indicated above for the Named Executive Officer will be awarded. Performance below threshold will result in forfeiture of the award.

(10) Bonus awards paid in 2002 include amounts deferred by the Named Executive Officers into the Officers' Deferred Stock Unit Plan as follows: R. B. Catell - $142,370; R. J. Fani - $76,592; W. P. Parker Jr. - $95,969; S. L.
     Zelkowitz - $67,043; and G. Luterman - $38,418.

(11) The Named Executive Officer also received 2,000 annual stock options granted by Houston Exploration as compensation for such person's services as a director of Houston Exploration.

(12) Includes a special bonus in the amount of $100,000.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

The Compensation and Management Development Committee (the "Committee") of the Board of Directors, composed of four independent directors, administers
KeySpan's executive and director compensation programs. The members of the Committee are James R. Jones, James L. Larocca, Stephen W. McKessy and Edward D. Miller serving as chairperson. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries. The Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix D.

During 2003, the Committee met ten times and directly engaged the Hay Group, a national compensation consultant, to review competitive best practices and emerging trends in both the energy and utility sector, as well as general industry compensation levels in order to review the compensation for KeySpan's officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan matters. As part of the Hay Group review process, the Committee completed a comprehensive assessment of KeySpan's executive compensation programs to ensure that KeySpan's compensation philosophy and programs are consistent with best practices and provide a reasonable level of total compensation to the officers.

The Committee reviews and recommends changes to the Company's compensation policies and programs for the Chief Executive Officer, the Named Executive Officers, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the Board of Directors. The Committee also reviews and approves awards under the Long-Term Performance Incentive Compensation Plan (described below). In addition, after review and final recommendation by the Committee, all other issues relating to executive compensation are submitted to the entire Board for approval. However, in accordance with the Company's Corporate Governance Guidelines, only independent directors are authorized to vote on the compensation of the Chief Executive Officer.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan's vision of being the premier energy company in the Northeast. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies, which are intended to facilitate the achievement of KeySpan's business strategies and further the Company's vision:

     o    The  executive   compensation   program   should   emphasize  pay  for
          performance and encourage retention of those employees who enhance KeySpan's performance;

     o Compensation arrangements will maintain a reasonable balance between base salary, annual and long-term equity-based incentive compensation and be designed to focus such executives on the long-term interests of the shareholders and creating value for the shareholders;

     o The incentive compensation program for executives should strengthen the link of incentive compensation to the achievement of financial and strategic objectives, which are set in advance by the Board of Directors, upon recommendation of the Committee;

     o In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels should be competitive with compensation levels for executive positions of similar scope for general industry in the metropolitan New York City and Boston areas, as well as peer energy companies. If KeySpan's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan's executives to the compensation paid to executives in comparable general industry and peer energy companies. In this regard, the Committee uses analyses prepared by the Hay Group to review the compensation levels of executives in the energy industry, and in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies in the metropolitan New York City and Boston areas. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for the Chief Executive Officer, the Named Executive Officers and other executive officers, the Committee considers the competitive market data for executives in comparable positions in other energy and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provided a base salary of $700,000 per year, subject to such increases that may be approved by the Board. Base salary increases based upon performance have been determined on an annual basis. In determining the base salary level for the Chief Executive Officer, the Committee has taken into consideration Mr. Catell's performance in connection with, among other things, an increase in overall earnings per share, total shareholder return and the continued focus on the core business and sustained earnings growth. Based upon an assessment of these various factors, effective January 1, 2004, the Committee and the Board approved an increase in annual base salary for Mr. Catell to $1,036,000. As the Company continues to align base pay to competitive market levels, the base salary level for the Chief Executive Officer, the Named Executive Officers and other executive officers, compared to competitive market data, is generally at or below the 50th percentile of comparable positions at this time.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") in September 1998. The awards to be earned under the Corporate Plan will be paid as cash (with the option to defer up to 50% of the award in any year, as discussed below) based upon annual performance results. For 2003, the performance measurement period included the twelve-month period from January 1, 2003 to December 31, 2003. The awards for this period were paid in March 2004. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The Corporate Plan is intended to improve shareholder return and corporate performance and includes goals which encourage growth in earnings per share, improved cash flow, business unit operating income, competitive positioning, customer satisfaction, control of operating expenses and other individual strategic initiatives. Incentive awards as a percentage of cumulative salary paid in connection with 2003 results are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible executives and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The 2003 Corporate Plan provided for award opportunities to executives. With respect to the Chief Executive Officer, such awards ranged from zero, if below threshold performance levels, up to 80% of cumulative paid salary at target performance levels, with a maximum award potential of 160% of cumulative paid salary at maximum performance levels. For 2003, the Chief Executive Officer had a target award level of 80% of cumulative paid salary with performance criteria based upon consolidated earnings per share, cash flow, customer satisfaction and other individual strategic initiatives. Based upon actual 2003 results, an award payout of 112.7% of cumulative paid salary was approved by the Committee and paid in March 2004. The amount reflected in the Summary Compensation table that was paid in March 2003 for performance during 2002 represented a payout of 116.24% of cumulative paid salary. Upon the recommendation of the Hay Group and the approval of the Committee and the Board, for the year 2004, the Chief Executive Officer's target award remains at 80% of cumulative paid salary. However, based on recent market trends, the maximum award potential for 2004 has been reduced from 160% of cumulative paid salary to 120% of cumulative paid salary. All executives in the Corporate Plan have a portion of their incentive award linked directly to overall corporate performance goals and to the results achieved in their respective strategic business group.

Pursuant to the Officers' Deferred Stock Unit Plan and consistent with the Company's desire to increase officer stock ownership in order to further align the interests of executives and shareholders, the Chief Executive Officer, the Named Executive Officers and certain other executives may elect to defer between 10% to 50% of their annual cash award under the Corporate Plan to purchase deferred stock units ("DSUs"), which track the performance of the Company's Common Stock but do not possess voting rights. Executives will also receive a 20% match by the Company on the amount deferred in each year. The DSUs must be deferred until retirement or resignation and are payable in Common Stock. The match component on the deferral will track the performance of the Company's Common Stock and will generally be payable in cash upon retirement (but not upon resignation) or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement. The Chief Executive Officer elected to defer 50% of his 2002 annual award, paid in March 2003 and 50% of his 2003 annual award, paid in March 2004, into a DSU account.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan's total compensation program, and the Hay Group's review of the long-term incentive plans used by a majority of energy companies, the Committee recommended, and the Board of Directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive Plan was subsequently approved by the shareholders at the May 1999 Annual Meeting of Shareholders. On May 10, 2001, shareholders approved an amendment to the Incentive Plan that increased the authorized shares to a total of 19,250,000. As of March 10, 2004, approximately 15,842,985 stock options; 127,408 shares of restricted stock; and 359,365 performance shares have been awarded under the Incentive Plan.

The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance shares and restricted shares to key employees, directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan's performance through incentives that directly link the participant's goals to those of KeySpan's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee that is no less than the closing price of the Common Stock on the NYSE on the date of the grant. Commencing in 2003, the Company began expensing stock options on a prospective basis in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123. On March 5, 2003, based upon the performance of the Chief Executive Officer, the Committee approved a grant to Mr. Catell of 208,800 non-qualified stock options to purchase Common Stock at an exercise price of $32.40 (vesting on a pro-rata basis over a three or five-year period, depending upon Company performance, or pro-rata upon retirement using the full months of employment from the grant date to retirement, divided by 36 months). In addition, Mr. Catell was also awarded 32,700 performance shares. Performance shares have been granted with a three-year performance period with a threshold, target and maximum performance level. Consistent with the stock option performance goal, performance shares will be measured by comparing KeySpan's cumulative three-year total shareholder return ("TSR"). At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned. If the threshold level of performance is not achieved all shares granted shall be forfeited. In the event of retirement, performance shares shall be distributed based upon results achieved at the end of the performance period and pro-rated through the date of retirement.

Since 2001, the option award process has included a performance goal feature in the stock option vesting schedule for officers which directly links TSR for KeySpan Common Stock to the options granted. The TSR goal measures the total return to shareholders of KeySpan Common Stock, including price appreciation and dividends. KeySpan's performance will be measured against the S&P Utility Group over a three-year performance period, with the goal for KeySpan's TSR to be above the median of those comprising the group. Options were granted with a five-year pro-rata vesting schedule, rather than the traditional three-year pro-rata vesting schedule. If KeySpan achieves its TSR goal at the end of the three-year performance period, then those options that are not yet vested will vest immediately. If the TSR goal is not achieved in year three, the remaining unvested options will continue to vest on the five-year schedule.

On March 10, 2004, the Committee approved a grant to Mr. Catell of 225,100 non-qualified stock options to purchase Common Stock at an exercise price of $37.54 per share and 32,280 performance shares. The options shall vest pro-rata over a five-year period with a ten year exercise period from the date of grant. Vesting will accelerate in the third year upon achievement of the TSR goal. The goal for the three-year TSR has been set at the median of the S&P Utility Group. In the event of retirement, the options shall vest pro-rata using the number of full months of employment from the grant date to retirement, divided by 36 months.

On March 10, 2004, the Committee approved an aggregate of 1,179,200 non-qualified stock options and 169,165 performance shares granted to all officers as a group. The grants of non-qualified stock options and performance shares were made to executives generally determined on the basis of the executive's performance and position within KeySpan and the level of such executive's compensation to focus such executives on the long-term interests of shareholders. The Committee believes that performance based stock options and performance shares are directly linked to KeySpan's shareholder value. Consistent with this philosophy, in 2003 the Committee adopted stock ownership guidelines for directors and officers relating to their ownership of KeySpan Common Stock. These guidelines encourage increased ownership of KeySpan Common Stock and the retention of underlying shares upon the exercise of stock options by directors and officers. Pursuant to the guidelines, the officers of the Company are encouraged to have ownership of KeySpan common stock in the following percentages of their base salary: the Chairman and Chief Executive Officer - 5 times base salary; President and Chief Operating Officer - 4 times base salary; Group Presidents - 3 times base salary; Executive Vice Presidents - 2 times base salary; Senior Vice Presidents - 1.5 times base salary; and Vice Presidents - 1 times base salary. These goals should be reached within five years from the adoption of these guidelines. Officers who do not currently meet the guidelines are encouraged when exercising stock options to retain one-third of the after-tax gain of such transaction in KeySpan Common Stock. Due to the fact that the market price of KeySpan's Common Stock is generally considered the strongest indicator of overall corporate performance, these awards provide a strong incentive to participants by linking compensation to the future value of KeySpan's Common Stock.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the Named Executive Officers whose compensation must be detailed in the Proxy Statement. Certain benefit plans and compensation paid under plans that are performance based are not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee and the Board to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee and the Board to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan's executive compensation policies and programs serve both the interests of KeySpan and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan's overall success and enhance the value of KeySpan for the shareholders' benefit, and are consistent, with respect to both design and amount, with compensation programs for companies of similar size in the utility industry generally and in the energy industry specifically.

The Committee will continue to monitor the effectiveness of KeySpan's total compensation program to meet the current and the future needs of KeySpan.

                Compensation and Management Development Committee

                Edward D. Miller, Chairperson        James L. Larocca
                James R. Jones                       Stephen W. McKessy

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on stock option grants during 2003 for the Named Executive Officers and the grant date present value of such officers' unexercised options at December 31, 2003:

       ------------------------- ---------------------- ----------------- --------------- ---------------------- -----------------
                 Name                                      Percent of         Option                                Grant Date
                                  Number of Securities  Total Number of      Exercise                             Present Value of
                                  Underlying Options    Options Granted       Price           Expiration             Options2
                                       Granted1           to Employees      ($/Share)             Date                  ($)
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------
       R.B. Catell                        208,800           12.55%           32.40             3/4/2013                 844,400
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------
       R.J. Fani                           69,500            4.17%            32.40             3/4/2013                 281,000
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------
       W.P. Parker Jr.                     69,500            4.17%            32.40             3/4/2013                 281,000
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------
       S.L. Zelkowitz                      43,300            2.60%            32.40             3/4/2013                 175,100
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------
       G. Luterman                         43,300            2.60%            32.40             3/4/2013                 175,100
       ------------------------- ----------------- ---- ----------------- --------------- ---------------------- ----------------

(1) Options vest ratably over a five-year period with the first one-fifth having vested on March 5, 2004 (accelerated vesting in third year applies upon achievement of certain prescribed goals).

(2) Options have been valued using the Black-Scholes option pricing model adapted to reflect the specific provisions of the Incentive Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values that may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of the Common Stock at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.

STOCK OPTION EXERCISES TABLE

The following table provides information on aggregated stock option exercises in 2003 and fiscal year end option values for the Named Executive Officers:

-----------------------------------------------------------------------------------------------------------------------------------
                   Shares                        Number of Securities Underlying                    Value of In-The-Money
                  Acquired      Value        Unexercised Options at Fiscal Year End               Options at Fiscal Year End
                     on       Realized                                                                        ($)
      Name        Exercise       ($)
-----------------------------------------------------------------------------------------------------------------------------------
                                             Exercisable   Unexercisable     Total       Exercisable    Unexercisable      Total
-----------------------------------------------------------------------------------------------------------------------------------
R.B. Catell           n/a          n/a        1,531,001       666,600      2,197,601       14,573,499     2,150,784      16,724,283
-----------------------------------------------------------------------------------------------------------------------------------
R.J. Fani             n/a          n/a          185,614       212,420        398,034        1,738,540       705,533       2,444,074
-----------------------------------------------------------------------------------------------------------------------------------
W. P. Parker Jr.     15,000      202,500        226,681       212,420        439,101        1,835,858       705,533       2,541,391
-----------------------------------------------------------------------------------------------------------------------------------
S. L. Zelkowitz       n/a          n/a          129,401       144,900        274,301        1,301,650       462,104       1,763,754
-----------------------------------------------------------------------------------------------------------------------------------
G. Luterman          20,000      270,000        168,867       144,900        313,767        1,554,973       462,104       2,017,077
-----------------------------------------------------------------------------------------------------------------------------------



Security Ownership of Management

The following table sets forth information as of March 10, 2004, with respect to the number of shares of Common Stock beneficially owned, Common Stock equivalents and performance shares credited to each director, each Named Executive Officer and all directors and executive officers as a group.

----------------------------- --------------------------- ------------------------------ ------------------ --------------------
          Name of                Amount and Nature of      Common Stock Equivalents or      Performance         Percent of
      Beneficial Owner         Beneficial Ownership of       Deferred Stock Units(1)         Shares(2)      Outstanding Common
                                     Common Stock                                                                  Stock
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
R. B. Catell                          1,794,842(3)(4)                 26,872                   64,980              1.12%
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
A. S. Christensen                        12,939(5)                    12,975                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
R. J. Fani                              256,653(3)(6)                  8,998                   24,610                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
A. H. Fishman                            12,482(5)                    17,003                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
J. A. Ives                               68,810(5)                     5,214                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
J. R. Jones                              10,928(5)                     7,634                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
J. L. Larocca                            13,697(5)                     9,686                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
G. C. Larson                                483(7)                     1,079                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
G. Luterman                             185,159(3)(8)                  4,303                   12,750                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
S. W. McKessy                            10,390(5)(9)                 14,056                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
E. D. Miller                              9,726(5)                    21,339                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
W. P. Parker Jr.                        316,179(3)                    10,537                   21,610                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
V. L. Pryor(10)                               0                            0                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
E. Travaglianti(11)                       8,873(5)                         0                        0                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
S. L. Zelkowitz                         221,245(3)                     8,057                   15,350                **
----------------------------- --------------------------- ------------------------------ ------------------ --------------------
All directors and                     4,308,444                      192,867                  268,965              2.69%
executives as a group,
including those named
above, a total of 30
persons.
----------------------------- --------------------------- ------------------------------ ------------------ --------------------

**         Less than 1%.

(1) Includes Common Stock Equivalents or Deferred Stock Units. The term "Common Stock Equivalents" refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan. The term "Deferred Stock Units" also refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Officers' Deferred Stock Unit Plan.

(2) Includes performance shares. Performance shares have been granted with a three-year performance period with a threshold, target and maximum performance level. At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned.

(3) Includes shares of common stock issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell - 1,700,561 shares; Mr. Fani - 239,154 shares; Mr. Parker - 295,221 shares; Mr. Zelkowitz - 208,127 shares; and Mr. Luterman - 175,927 shares.

(4)  Mr.  Catell also owns the following  securities of The Houston  Exploration
     Company: 4,000 shares of common stock; 2,000 shares of restricted stock; and 19,000 shares issuable pursuant to stock options that are currently exercisable.

(5) Includes 7,900 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement and 973 shares of restricted stock.

(6)  Mr. Fani also owns the  following  securities  of The  Houston  Exploration
     Company: 2,000 shares of restricted stock and 9,000 shares issuable pursuant to stock options that are currently exercisable.

(7)  Comprised of 483 shares of restricted stock.

(8)  Mr. Luterman also owns the following  securities of The Houston Exploration
     Company: 2,000 shares of restricted stock and 13,000 shares issuable pursuant to stock options that are currently exercisable.

(9)  Mr. McKessy also owns the following  securities of The Houston  Exploration
     Company: 2,000 shares of restricted stock and 2,000 shares issuable pursuant to stock options that are currently exercisable.

(10) Ms. Pryor was elected to the Board of Directors effective March 10, 2004.

(11) Mr. Travaglianti resigned from the Board of Directors effective February 24, 2004.

PERFORMANCE GRAPH

The following graph presents, for the period beginning December 31, 1998 through December 31, 2003, a comparison of cumulative total shareholder returns for KeySpan, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.




                               PERFORMANCE GRAPH
                               [GRAPHIC OMITTED]




                     December 31, 1998    December 31, 1999   December 31, 2000
                     -----------------    -----------------   -----------------
KeySpan              $100.00              $ 80.12             $154.21
S&P Utilities Index  $100.00              $ 90.88             $142.68
S&P 500 Index        $100.00              $121.01             $109.99


                     December 31, 2001    December 31, 2002   December 31, 2003
                     -----------------    -----------------   -----------------
KeySpan              $132.53              $141.63             $155.62
S&P Utilities Index  $ 99.41              $ 76.52             $104.67
S&P 500 Index        $ 96.98              $ 75.60             $ 97.17


Assumes $100 invested on December 31, 1998 in shares of KeySpan Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

COMPENSATION UNDER RETIREMENT PLANS

The Company's retirement plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to the Named Executive Officers in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's retirement plan is in effect at such time.


                                                                               Benefits ($)
                                                                             Years of Service
                    ---------------------------------------------------------------------------------------------------------------
  Remuneration ($)      15            20            25            30             35             40              45            50
  ------------
                    ------------  -----------   -----------   ------------   -----------   --------------  ------------  ----------
275,000. . . .        61,875        82,500        103,125       123,750        144,375       165,000         185,625      206,250
350,000. . . .        75,750        105,000       131,250       157,500        183,750       210,000         236,500      262,500
425,000. . . .        95,625        127,500       159,375       191,250        223,125       255,000         286,875      318,750
500,000. . . .        112,500       150,000       187,500       225,000        262,500       300,000         337,500      375,000
575,000. . . .        129,375       172,500       215,625       258,750        301,875       345,000         388,125      431,250
650,000. . . .        146,250       195,000       243,750       292,500        341,250       390,000         438,750      487,500
725,000. . . .        163,125       217,500       271,875       326,250        380,625       435,000         489,375      543,750
800,000. . . .        180,000       240,000       300,000       360,000        420,000       480,000         540,000      600,000
875,000. . . .        196,875       262,500       328,125       393,750        459,375       525,000         590,625      656,250
950,000. . . .        213,750       285,000       356,250       427,500        498,750       570,000         641,250      712,500
1,025,000. . .        230,625       307,500       384,375       461,250        538,125       615,000         691,875      768,750
1,100,000. . .        247,500       330,000       412,500       495,000        577,500       660,000         742,500      825,000
1,175,000. . .        264,375       352,500       440,625       528,750        616,875       705,000         793,125      881,250
1,250,000. . .        281,250       375,000       468,750       562,500        656,250       750,000         843,750      937,500
1,325,000. . .        298,125       397,500       496,875       596,250        695,625       795,000         894,375      993,750
1,400,000. . .        315,000       420,000       525,000       630,000        735,000       840,000         945,000      1,050,000
1,475,000. . .        331,875       442,500       553,125       663,750        774,375       885,000         995,625      1,106,250
1,550,000. . .        348,750       465,000       581,250       697,500        813,750       930,000         1,046,250    1,162,500
1,625,000. . .        365,625       487,500       609,375       731,250        853,125       975,000         1,096,875    1,218,750
1,700,000. . .        382,500       510,000       637,500       765,000        892,500       1,020,000       1,147,500    1,275,000


     For purposes of the retirement plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation columns of the Summary Compensation Table.

     The number of years of credited service for R. B. Catell, the Chairman and Chief Executive Officer, based on continued service to age 69 and pursuant to the terms of his employment agreement, will result in Mr. Catell retiring with 47 years of service. The number of years of credited service for each of the other Named Executive Officers based on continued service with the Company to age 65, normal retirement age, will be as follows: R.
     J. Fani - 42 years, W. P. Parker Jr. - 43 years, S.L. Zelkowitz - 17 years, and G. Luterman - 10 years.

The Code limits the annual compensation taken into consideration for, and the maximum annual retirement benefits payable to, a participant under the Company's retirement plan. For 2003, these limits were $200,000 and $160,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided for under the Company's excess benefit plan and not under the Company's retirement plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither Messrs. Jones, Larocca, McKessy or Miller, the current members of the Compensation and Management Development Committee, nor Messrs. Donald Elliott, who retired from the Board and the Compensation and Management Development Committee on May 8, 2003, and Edward Travaglianti, who resigned from the Board and the Compensation and Management Development Committee on February 24, 2004, is an officer or employee, or former officer or employee, of KeySpan or any of its subsidiaries. No interlocking relationship exists between the members of KeySpan's Board or Compensation and Management Development Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, KeySpan entered into an employment  agreement with Mr. Robert
B. Catell relating to his services as Chairman and Chief Executive Officer which was amended on February 24, 2000 and June 26, 2002. The agreement covers the period beginning July 31, 1998 and ending July 31, 2005. If, during the employment period, KeySpan enters into a definitive agreement in connection with a transaction that constitutes a "change of control" (as defined in the Change of Control Severance Plan described below), the employment period will be extended until 30 days after the consummation of the change of control transaction. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of Supplemental Executive Retirement Plan benefits (as provided in the agreement) during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated, the severance period is defined to mean the period from the date of termination through the end of the employment period.

The Company has entered into a supplemental retirement agreement with Mr. Zelkowitz. The agreement provides one year of credited service for each year worked, up to a maximum of ten years, in the calculation of pension benefits. The maximum enhancement would provide an incremental benefit of 15% of the executive's final five-year average earnings under the current pension plan formula. In addition, at retirement, Mr. Zelkowitz will receive Company paid medical and dental coverage at the same level of employee contribution in effect at retirement, which will be grossed up for federal and state taxes. Mr.
Zelkowitz must remain employed through December 2006 in order to fully vest in this benefit. For retirement prior to this date, the benefit will vest pro-rata over a five-year period or 20% per year. If there is a change-in-control, termination without cause, or if Mr. Zelkowitz resigns for good reason, then the five-year vesting requirement will be waived and Mr. Zelkowitz will immediately vest in all additional service provided for in this agreement.

The Company has entered into a supplemental retirement agreement with Mr. Luterman. The agreement provides that Mr. Luterman will receive an annual supplemental retirement amount determined by multiplying Mr. Luterman's qualified and non-qualified pension accruals at age 62 by 35%. This annual supplemental amount will be aggregated with his actual qualified and non-qualified pension benefit at his retirement date. In addition, at retirement, Mr. Luterman will receive Company paid medical and dental coverage at the same level of employee contribution in effect at retirement, which will be grossed up for federal and state taxes. Mr. Luterman must remain employed through June 2005 in order to vest fully in this benefit. For retirement prior to this date, the supplemental amount will vest pro-rata over a three-year period. If there is a change-in-control, termination without cause, or if Mr. Luterman resigns for good reason, then the three-year vesting requirement will be waived and Mr. Luterman will immediately vest in all additional service provided for in this agreement.

Senior Executive Change of Control Severance Plan

As of March 10, 2004, with the exception of Mr. Catell, 47 officers of the Company and certain subsidiaries will participate in the Senior Executive Change of Control Severance Plan (the "Change of Control Plan"). The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a "change of control" of the Company (as defined in the Change of Control Plan). The protection period under the Change of Control Plan commences upon the date that KeySpan enters into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the Change of Control Plan and will continue for a period of two years after the effective date of the actual change of control. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for any President, any Executive Vice President and certain Senior Vice Presidents of KeySpan and certain subsidiaries and two times an executive's base salary and incentive compensation for other officers; (iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. On October 29, 2003, the Board of Directors authorized a five year extension of the Change of Control Plan. The Change of Control Plan expires October 30, 2008, unless extended for an additional period by the Board of Directors; provided that, following a change of control, the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

Security Ownership of Certain Beneficial Owners

As of March 10, 2004, there were no beneficial owners of more than 5% of the Company's Common Stock.

PROPOSAL 2.   RATIFICATION OF DELOITTE & TOUCHE LLP AS
              INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Deloitte & Touche LLP ("Deloitte & Touche"), as independent public accountants to audit the books, records and accounts of KeySpan and its subsidiaries for the year ending December 31, 2004.

Arthur Andersen LLP ("Arthur Andersen") served as KeySpan's independent public accountants from May 1998 through March 29, 2002, when KeySpan's Board of Directors, upon recommendation of the Audit Committee, determined not to renew the engagement of Arthur Andersen and appointed Deloitte & Touche as independent public accountants. During the fiscal years ended 2000 and 2001 and the subsequent interim period through March 29, 2002, there were no reports on the financial statements of the Company by Arthur Andersen that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended 2000 and 2001and the subsequent interim period through March 29, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

A representative of Deloitte & Touche will attend the Annual Meeting, be available to answer shareholder questions and have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

FISCAL YEAR 2003 AUDIT FIRM FEE SUMMARY

The following table provides information on the aggregate fees for services performed by Deloitte & Touche, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2003 and December 31, 2002:

                                         2003                       2002
                                         ----                       ----

Audit Fees (a)                $     3,263,333            $     2,016,015
Audit-Related Fees (b)                999,283                    320,136
Tax Fees (c)                        1,856,497                    280,300
All Other Fees (d)                     56,985                    176,249
                              ----------------           ---------------
Total                         $     6,176,098            $     2,792,700


(a) In 2003, audit fees include base fees for the annual and statutory audits and quarterly reviews of $2,224,981, fees related to financings of $820,604, and fees for consultations on financial accounting standards as part of the audit of $217,748. Such fees were $1,596,617, $110,875 and $308,523 in 2002.

(b) Audit-related fees include benefit plan audits, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation on financial accounting and reporting standards not arising as part of the audit. During 2003 and 2002, fees for acquisition services totaled $160,000 and $0 and Sarbanes-Oxley Section 404 implementation assistance totaled $467,000 and $0, respectively.

(c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance, tax consultation services and property tax assistance. Fees for tax compliance services totaled $1,010,295 and $172,300 in 2003 and 2002 respectively. Tax compliance services include services such as assistance with federal, state and local income tax returns. Fees for tax consultation services totaled $171,202 and $108,000 in 2003 and 2002, respectively. Fees for property tax assistance were $675,000 in 2003 and $0 in 2002.

(d)  Other fees include the performance of agreed upon procedures.

The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche's independence throughout its service to the Company.

Report of the Audit Committee

The Audit Committee of the Board of Directors of KeySpan is composed of four independent directors. The members of the Audit Committee are independent as such term is defined in the rules of NYSE and SEC. As previously stated, the Chair, Alan H. Fishman, of the Audit Committee meets the qualifications of an "audit committee financial expert," as that term is defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix C.

Pursuant to its Charter, the Audit Committee provides oversight with respect to the quality and integrity of the Company's financial statements; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors, the business practices of the Company, risk assessment and risk management, and the preparation of the Audit Committee report required to be included in the Company's annual Proxy Statement.

Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews the scope of the audit and approves the nature and cost of all services. The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche's independence throughout its service to the Company.

The Audit Committee has also determined that the scope of services to be provided by Deloitte & Touche in 2004 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services. Although it is the intent of the Audit Committee to pre-approve all non-audit services to be provided by Deloitte & Touche, any inadvertant failure to do so will not be deemed a breach of the Audit Committee charter if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or its Chairman pursuant to delegated authority.

We have reviewed and discussed with management the Company's audited financial statements as of, and for, the year ended December 31, 2003.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied ourselves as to the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                       Audit Committee

                   Andrea S. Christensen             James L. Larocca
                   Alan H. Fishman, Chairman         Stephen W. McKessy

PROPOSAL 3.          SHAREHOLDER PROPOSAL

The following shareholder proposal has been submitted by Mr. Emil Rossi. The address and stock ownership of Mr. Rossi as set forth in the Company's records will be furnished by the Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor. Mr. Rossi has advised the Company that either he, or his designee, plan to present the following proposal at the Annual Meeting. The Company accepts no responsibility for the statements made in, or the accuracy of, the following proposal:

"RESOLVED: That the shareholders of our company request that our Board of Directors seek shareholder approval at the earliest subsequent shareholder election, for the adoption, maintenance or extension of any current or future poison pill. Once adopted, removal of this proposal or any dilution of this proposal, would consistently be submitted to shareholder vote at the earliest subsequent shareholder election.

We as shareholders voted in support of this topic:
           Year                Rate of Approval
           2003                52%

This percentage is based on yes and no votes cast. I believe this level of shareholder support is more impressive because the 52% approval followed our Directors' objection to the proposal. I believe that there is a greater tendency for shareholders, who more closely follow our company, to vote in favor of this proposal topic. I do not see how our Directors object to this proposal because it gives our Board the flexibility to override our shareholder vote if our Board seriously believes it has good reason. This topic also won an overall 60% yes-vote at 79 companies in 2003.

Emil Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.

           Shareholders' Central Role
Putting poison pills to a vote is a way of affirming the central role that shareholders should play in the life of a corporation. An anti-democratic scheme to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.
           Source: The Motley Fool

The key negative of poison pills is that pills can preserve management deadwood instead of protecting investors.
           Source: Moringstar.com

           The Potential of a Tender Offer Can Motivate Our Directors
Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could turn on a dime and sell the company out from under its present management.
           Wall Street Journal, Feb. 24, 2003

           Akin to a Dictator
Poison pills are akin to a dictator who says, `Give up more of your freedom and I'll take care of you. Performance is the greatest defense against getting taken over. Ultimately if you perform well you remain independent, because your stock price stays up.'
          Source: T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for more than 25 years

I believe our board may be tempted to partially implement this proposal to gain points in the new corporate governance scoring systems. I do not believe that a partial implementation, which could still allow our directors to give us a poison pill on short notice, would be a substitute for complete implementation.

           Council of Institutional Investors Recommendation
The Council of Institutional Investors www.cii.org, an organization of 130 pension funds investing $2 trillion, called for shareholder approval of poison pills. Based on the 60% overall yes-vote in 2003 many shareholders believe companies should allow their shareholders a vote.

                     Shareholder Input on a Poison Pill
                               Yes on 3"


The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2004 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

The Board of Directors Statement in Opposition

KeySpan's Board of Directors unanimously recommends that the shareholders vote against Mr. Rossi's proposal. In 1999, after carefully considering its fiduciary duties to shareholders and after consultation with outside legal counsel and financial advisors, the Board adopted the Shareholder Rights Plan (described in this Proxy Statement under the caption "Shareholder Rights Plan" and referred to as a "poison pill" in Mr. Rossi's proposal) in order to protect KeySpan's shareholders against hostile takeovers and inadequate offers and to ensure that each shareholder is treated fairly in any transaction involving an acquisition of control of the Company.

This shareholder proposal asks KeySpan's Board of Directors to relinquish its ability to protect shareholders through the use of a shareholder rights plan unless such a plan and the maintenance thereof is approved by the affirmative vote of shareholders. Your Board has reviewed this matter carefully after the passage of a similar shareholder proposal at the last Annual Meeting.

Based upon that review, your Board of Directors recommends voting against this proposal because the Board believes that 1) shareholder rights plans such as the KeySpan Shareholder Rights Plan help maximize shareholder value; and 2) the Shareholder Rights Plan protects shareholders of KeySpan from unfair and abusive takeover tactics. The Board further believes that the Shareholder Rights Plan is in the best interests of KeySpan and its shareholders.

There is striking evidence that companies that deploy shareholder rights plans actually perform significantly better than companies without such plans. As reported by Mark D. Brockway, Vice President of Research and Business Development at Institutional Shareholder Services ("ISS"), a new study released earlier this year by Georgia State University and ISS indicates that, "[w]hile the study will supply strong ammunition to corporate governance proponents, it also included one finding that may come as a surprise to them: companies with poison pills and other takeover defenses performed better than companies without such defenses for most of the metrics analyzed."

In fact, the results of the study specifically show that strong takeover defenses are directly correlated with:

o    higher  shareholder  returns over three-,  five- and  ten-year  periods;

o stronger profitability measures (return on equity, return on assets, return on investment and net profit margin);

o    higher dividend payouts and dividend yields; and

o    higher interest coverage and operating cash flow to liability ratios.

Clearly, this ISS study conclusively demonstrates that strong corporate governance measures such as those deployed by KeySpan coupled with strong anti-takeover measures such as those provided by the Shareholder Rights Plan result in stronger corporate performance.

Moreover, the Shareholder Rights Plan is designed to protect the shareholders against takeover tactics that do not treat all shareholders fairly and equally. The Shareholder Rights Plan is intended to encourage potential acquirers to negotiate directly with the Board. The Board is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and seek a higher price if there is to be a sale of KeySpan. The Board's ability to seek a higher price in takeover contests on behalf of all shareholders is significantly greater than the ability of the individual shareholder to achieve such a result. Without the protection of the Shareholder Rights Plan, your Board could lose important bargaining power in negotiating the transaction with a potential acquirer or pursuing a potentially superior alternative.

The Shareholder Rights Plan does not prevent an offer to acquire KeySpan at a price and on terms that are fair and in the best interest of shareholders. In responding to an acquisition proposal, your Board, of which nine of the current ten members are independent, outside directors, recognizes the obligation to fulfill its fiduciary duties to KeySpan and its shareholders. If the Board determines that a proposal is fair and in the best interest of shareholders, the Shareholder Rights Plan allows the Board to approve the proposal and redeem the rights. However, to force the Board to redeem the rights now in the absence of a proposal would leave KeySpan's shareholders unprotected in the event of an unsolicited and potentially coercive and unfair takeover offer and, in the Board's view, would eventually reduce long term value for shareholders.

Numerous other companies, in addition to KeySpan, believe it is in the best interest of their shareholders to maintain a plan similar to our Shareholder Rights Plan. According to an Investor Responsibility Research ("IRRC") report issued in February 2003, 60% of S&P 500 companies have adopted a shareholder rights or similar plan as of the end of 2002, up slightly from 59.6% in 2001 and 59.1% at the end of 2000. The economic benefits of shareholder rights and similar plans was also noted in the IRRC report, which stated that evidence is increasingly strong that companies with shareholder rights and similar plans in place generally received higher premiums in takeover situations than those that do not.

Finally, it should be noted that, while a substantial number of shareholders evidenced their support of a similar shareholder proposal at the last annual meeting of shareholders, they represented only one-third of KeySpan's total shareholders. In fact, at KeySpan's 2003 Annual Meeting, there were 130,369,728 shares represented in person or by proxy, and while the 2003 shareholder proposal was supported by 52,650,885 votes cast in favor, 47,400,706 votes were cast against it. In addition, there were 30,318,137 shares represented at the meeting which did not vote in favor of the proposal (26,648,178 non-votes and 3,669,959 shares abstaining). These results show that of the 100,051,591 shares actually voting on the 2003 Shareholder Proposal at the meeting, it received a bare majority of votes in favor, 52.6%. However, of the 130,369,728 shares present and accounted for at the meeting, the 2003 Shareholder Proposal was supported by only 40.4%. Finally, the votes cast in favor of the 2003 shareholder proposal represented only 33.6% of KeySpan's 156,926,647 total shares outstanding at such time.

In summary, the proposal seeks to rescind KeySpan's Shareholder Rights Plan, thereby taking away from the Board a valuable mechanism for conducting auctions and fending off hostile bidders. Your Board believes that this shareholder proposal is neither in the interest of the shareholders nor supported by a majority of the outstanding shares of KeySpan. WE URGE THE SHAREHOLDERS TO VOTE AGAINST THIS PROPOSAL.

Proxies solicited by the Board of Directors will be so voted unless the shareholder otherwise specifies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Involvement in Certain Legal Proceedings

In May 2000, ContiFinancial Corporation ("ContiFinancial") filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Alan H. Fishman was serving as President and Chief Executive Officer and James L. Larocca was serving as a director of ContiFinancial.

Directors and Officers Liability Insurance and Indemnity

KeySpan has director and officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its directors and officers. D&O liability insurance also provides direct payment to KeySpan's directors and officers under certain circumstances when KeySpan has not previously provided indemnification. KeySpan also has liability insurance which provides fiduciary coverage for KeySpan, its directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O and fiduciary liability insurances were purchased from Associated Electric & Gas Insurance Services, Energy Insurance Mutual Ltd., Zurich Insurance Group, Federal Insurance Company, The Hartford and STARR Excess for a one-year period commencing May 28, 2003 at a total cost of $2,985,358. The Company plans on renewing its D&O liability and fiduciary insurances for a one-year period commencing May 28, 2004.

Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock of the Company. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan's outstanding shares of Common Stock, KeySpan were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan may redeem the Rights at $.01 per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in 2009.

The foregoing description of the Rights Agreement and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan and the Rights Agent, a copy of which was filed as an exhibit to KeySpan's Report on Form 8-K dated March 30, 1999.

Legal Proceedings

KeySpan has been cooperating in preliminary inquiries regarding trading in KeySpan Corporation stock by individual officers of KeySpan prior to the July 17, 2001 announcement that KeySpan was taking a special charge in its Energy
Services business and otherwise reducing its 2001 earnings forecast. These inquiries are being conducted by the U.S. Attorney's Office for the Southern District of New York and the SEC. On March 5, 2002, the SEC, as part of its continuing inquiry, issued a formal order of investigation, pursuant to which it will review the trading activity of certain company insiders from May 1, 2001 to the present, as well as KeySpan's compliance with its reporting rules and regulations, generally during the period following the acquisition by KeySpan Services, Inc., a KeySpan subsidiary, of the Roy Kay companies through the July 17th announcement.

KeySpan and certain of its current and former officers and directors (including Mr. Catell and Mr. Luterman) are defendants in a consolidated class action lawsuit filed in the United States District Court for the Eastern District of New York. This lawsuit alleges, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in connection with disclosures relating to or following the acquisition of the Roy Kay companies. In October 2001, a shareholder's derivative action was commenced in the same court against certain current and former officers and directors of KeySpan, alleging, among other things, breaches of fiduciary duty, violations of the New York Business Corporation Law and violations of Section 20(a) of the Exchange Act. On June 12, 2002, a second derivative action was commenced which asserted similar allegations. Each of these proceedings seeks monetary damages in an unspecified amount. On March 18, 2003, the court granted our motion to dismiss the class action complaint. The court's order dismissed certain class allegations with prejudice, but provided the plaintiffs a final opportunity to file an amended complaint concerning the remaining allegations. In April 2003, plaintiffs filed an amended complaint and in July 2003 the court denied our motion to dismiss the amended complaint but did strike certain allegations. On November 20, 2003, the court granted our motion for reconsideration of the July 2003 order and the court struck additional allegations from the amended complaint which effectively limited the potential class period. On December 19, 2003, KeySpan filed a motion to dismiss the derivative actions. This motion is still pending. KeySpan intends to vigorously defend each of these proceedings. However, we are unable to predict the outcome of these proceedings or what effect, if any, such outcome will have on our financial condition, results of operations or cash flows.

Deadline For Shareholder Proposals

Shareholder proposals for the 2005 Annual Meeting must be received by the Corporate Secretary at KeySpan's principal executive office at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by December 2, 2004, to be considered by the Company for possible inclusion in the proxy materials for the 2005 Annual Meeting.

In addition, all shareholder proposals or nominations for election of a director for the 2005 Annual Meeting must be submitted to the Company in accordance with
Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2004 Annual Meeting.

Additional Information

KeySpan's Annual Report for the period ended December 31, 2003 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan files an Annual Report on Form 10-K with the SEC which includes additional information concerning KeySpan and its operations. The Company's Annual Report or Annual Report on Form 10-K, except for exhibits, will be furnished at no cost to any shareholder upon written request to: Corporate Secretary, KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201-3850 or can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires KeySpan's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan with copies of all Section 16(a) forms which they file.

To KeySpan's knowledge, based solely on review of information furnished to KeySpan, reports filed through KeySpan and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 2003.

Method and Cost of Solicitation of Proxies

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or through the Internet by KeySpan directors, officers, employees and agents for no additional compensation. In addition, KeySpan will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock. Shareholders, employees and other interested parties may communicate directly and confidentially with the Company's non-management directors by sending their communications to KeySpan Board of Directors, c/o KeySpan Corporate Secretary, One MetroTech Center, Brooklyn, New York 11201. All such communications received by our Corporate Secretary will be delivered to one or more independent members of the Board of Directors.

Disclosure of "Broker Non-Votes" And Abstentions

SEC rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to the selection of auditors and the shareholder proposal relating to our Shareholder Rights Plan, abstentions are not counted in determining the number of votes cast in connection with these proposals since New York law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

KeySpan has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, EquiServe, which receives and tabulates the proxies and is independent of KeySpan. The final tabulation is inspected by inspectors of election who also are independent of KeySpan, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan, its directors, officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to KeySpan, its directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this Proxy Statement, KeySpan knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.


By Order of the Board of Directors

/s/ Robert B. Catell


Robert B. Catell
Chairman and Chief Executive Officer

                                                                      APPENDIX A



                               KEYSPAN CORPORATION

                         Corporate Governance Guidelines
                      (Amended and Restated March 10, 2004)


The following governance guidelines have been established by the Board of Directors of KeySpan Corporation. These guidelines, together with the Company's certificate of incorporation, by-laws and the charters governing the activities of the Committees of the Board, provide the framework for KeySpan's corporate governance. The Board will, not less frequently than annually, review these guidelines and the Board Committee charters.

BOARD OF DIRECTORS

Role of Board and Management
----------------------------

KeySpan's business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer and subject to the oversight of the Board of Directors, with the goal of enhancing the long-term value of the Corporation for its shareholders. The Board is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, KeySpan's communities, government officials and the public at large.

Functions of Board of Directors
-------------------------------

The Board of Directors has eight regularly scheduled meetings each year at which it reviews and discusses reports by management on the Corporation's financial and operational performance, approves and monitors KeySpan's strategic objectives and plans, and addresses policy issues facing the Corporation. Directors are expected to attend all scheduled Board and Committee meetings. In addition to its general oversight of management, the Board and its Committees also perform a number of specific functions, including:

     a. selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;

     b.   providing   counsel  and  oversight  on  the  selection,   evaluation,
          development, compensation and succession planning of other senior management;

     c.   reviewing,   approving  and  monitoring  the  Corporation's  principal
          financial, operational and business strategies and major corporate activities;

     d. identifying and assessing major risks facing KeySpan and reviewing options for their mitigation; and

     e. ensuring processes are in place for maintaining the accuracy and integrity of the Corporation's financial statements, its compliance with law and ethics, and the relationships with customers, suppliers and the Corporation's other stakeholders.

Director Qualifications
-----------------------

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders.

Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. KeySpan endeavors to have a Board of Directors exhibiting diversity and representing experience at policy-making levels in business, government, education, finance and technology, and in other areas that are relevant to the Corporation's businesses.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively.

Directors who also serve as chief executive officers or in equivalent positions at other companies should not serve on more than two boards of unaffiliated public companies, in addition to the KeySpan Board and their own board; and other Directors should not serve on more than four other boards of unaffiliated public companies, in addition to the KeySpan Board. Directors who serve on the Audit Committee should not serve simultaneously on the audit committees of more than three unaffiliated public companies.

The Corporate Governance and Nominating Committee, supported by the Chief Executive Officer, shall be responsible for determining the criteria for and qualifications of Director candidates.

Independence of Directors
-------------------------

At all times, a majority of the Directors shall be independent directors under the rules of the New York Stock Exchange, Inc. (NYSE) and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. The following guidelines are established to assist the Board in determining director independence:

a. A Director will not be considered independent if, within the preceding three years: (i) the Director was employed by KeySpan or one of its subsidiaries; (ii) an immediate family member of the Director was employed by KeySpan as an officer; (iii) the Director was employed by or affiliated with KeySpan's independent auditor; (iv) an immediate family member of the Director was employed by KeySpan's independent auditor as a partner, principal or manager; (v) the Director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation; (vi) an immediate family member of the Director received more than $100,000 in direct compensation from KeySpan or its subsidiaries, other than for Board service or pension or deferred compensation; (vii) the Director was employed as an executive officer of another company where any of KeySpan's officers serve on that company's compensation committee; or (viii) an immediate family member of the Director was employed as an executive officer of another company where any of KeySpan's officers serve on that company's compensation committee;

b. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:
     (i) if a KeySpan Director or an immediate family member of the Director is an executive officer of another company that does business with KeySpan and the annual sales to, or purchases from, KeySpan are less than the greater of $1 million or two percent of the annual revenues of the company he or she serves as an executive officer; (ii) if a KeySpan Director is an executive officer of another company which is indebted to KeySpan, or to which KeySpan is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a KeySpan director serves as an officer, director or trustee of a charitable organization, and KeySpan's discretionary charitable contributions to the organization are less than the greater of $1 million or two percent of that organization's total annual charitable receipts. (KeySpan's automatic matching of employee charitable contributions will not be included in the amount of KeySpan's contributions for this purpose.) The Board will annually review all commercial and charitable relationships of Directors.

c.   For  relationships  not covered by the  guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a Director is the chief executive officer of a company that purchases products and services from KeySpan that are more than two percent of that company's annual revenues, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent.

The Corporation will disclose its determinations on director independence in its annual proxy statements.

KeySpan will not make any personal loans or extensions of credit to Directors or executive officers.

The Directors shall complete and submit an annual director questionnaire to identify and assess relationships so that the Board can determine independence under these standards. The Directors also shall complete and submit an annual statement on Ethical Business Conduct to identify and assess relationships they may have with third parties (including vendors, service providers, competitors, etc.) that may impact the Corporation and could be construed as compromising the Director's independence.

Size and Selection of the Board of Directors
--------------------------------------------

The Board shall consist of a number of Directors such that the Corporation is effectively managed, given the size and breadth of the Corporation's activities and the need for diversity of Board views. The number of Directors shall be fixed from time to time by the Board and recorded in the minutes of the Corporation. The Directors are elected each year by the shareholders at the annual meeting of shareholders.

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, will propose candidates for election or re-election at each annual meeting of shareholders. A review of each Director's service on the Board will be conducted prior to such nomination. Shareholders may propose nominees for consideration by the Corporate Governance and Nominating Committee as set forth in Article 2.7 of KeySpan's by-laws.

It shall be the responsibility of the Corporate Governance and Nominating Committee, supported by the Chief Executive Officer, to recommend to the Board of Directors nominees to fill Board vacancies and to replace retiring Board members. Between annual shareholder meetings, the Board may elect Directors to fill such vacancies to serve until the next annual meeting of shareholders.

Board Membership of Former Executive Officers
---------------------------------------------

The Board of Directors shall not, as a general rule, have former executive employees serving on the Board. It is assumed that retiring executives will tender their resignations as officers and directors, if applicable, simultaneously. The Board may, however, at its discretion, invite a retiring executive to serve or continue to serve as a Director.

Board Performance Evaluation
----------------------------

The Corporate Governance and Nominating Committee shall annually oversee the evaluation of the performance of the Board with the participation of the full Board of Directors. As part of this review, the independent directors may meet separately to assess the Board's performance.

Director Compensation Review
----------------------------

The Compensation and Management Development Committee shall have the responsibility for performing an annual review of the compensation and benefits provided to non-employee Directors. In discharging this duty, the Committee shall be guided by three goals: compensation should fairly pay Directors for work required in a corporation of KeySpan's size and scope; compensation should align Directors' interests with the long-term interests of shareholders; and the structure of the compensation should be transparent and easy for shareholders to understand. The Committee may also review industry analyses of Director's compensation and benefits to assist it in recommending any changes in the compensation and benefits provided to Directors. Any changes to the Directors compensation and benefits must be approved by the full Board.

Director's Change in Present Job Responsibilities
-------------------------------------------------

Individual Directors who experience changes in their employment, careers, affiliations with organizations or other matters, which may affect the Corporation or such Director's ability to serve effectively, have a duty to advise the Chairman of the Board of such changes. The specific circumstances will be assessed to determine if the Director's resignation from the Board should be requested.

Retirement Age
--------------

Directors shall retire on the date of the annual meeting of shareholders following the date of their 70th birthday.

Term Limits
-----------

There shall be no term limits for Directors, who may serve until their retirement age.

Director Contact with the Corporation's Constituencies
------------------------------------------------------

Communications with parties external to the Corporation (including but not limited to shareholders, accountants, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Corporation. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

Attendance at Annual Meeting of Shareholders
--------------------------------------------

Directors are encouraged to attend the annual meeting of KeySpan's shareholders.

MEETINGS OF THE BOARD OF DIRECTORS

Selection of Meeting Agenda Items
---------------------------------

The Chairman and Chief Executive Officer shall establish the agenda for the Board meetings. Any Director may request inclusion of an item on the agenda. The Chairman and Chief Executive Officer may annually distribute to the Board the proposed agenda items, along with the schedule of meetings, for the following year.

Advance Distribution of Board Meeting Materials
-----------------------------------------------

The Corporate Secretary shall distribute to the Directors all materials necessary to conduct an effective meeting of the Board of Directors prior to the meeting.

Regular Attendance of Non-Directors at Board Meetings
-----------------------------------------------------

At the invitation and approval of the Chairman or the Chief Executive Officer, non-directors, whether or not officers of the Corporation, may attend or give presentations before the Board.

Strategy Sessions
-----------------

At least one meeting of the Board of Directors each year shall be devoted to a review with executive management of the Corporation's strategic plan and its long range goals and direction.

Executive Sessions
------------------

The Directors and the Chief Executive Officer shall convene in executive session as often as is appropriate, as part of regularly scheduled meetings of the Board of Directors. Executive sessions may be requested by any Director, as well as the Chief Executive Officer. In addition, the independent Directors of the Board shall meet at least quarterly, without the Chief Executive Officer or any other non-independent Director, to discuss any matter or recommend any action as the Directors shall deem advisable consistent with the powers of the full Board. Members of the Executive Committee shall serve as presiding directors of these meetings on a rotating basis.

COMMITTEES OF THE BOARD OF DIRECTORS

Number of Committees
--------------------

The Board of Directors shall designate one or more Board committees, as is necessary. There are four standing committees: the Executive Committee, the Audit Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee. All members of the Audit Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee are required to be independent, as determined in accordance with these guidelines. The current charters of each Committee shall be published on the KeySpan website. The Committee chairs shall report on their meetings to the full Board following each meeting of the respective Committee. Any Committee may, at its discretion, hold a meeting in conjunction with the full Board.

Committee Meeting Frequency and Length
--------------------------------------

The Committee chairman, in consultation with Committee members, shall determine the frequency and length of Committee meetings. There will be at least two Compensation and Management Development Committee and Corporate Governance and Nominating Committee meetings, and at least four Audit Committee meetings held annually. The Executive Committee shall convene on an as-needed basis.

Committee Meeting Agendas
-------------------------

The Chairman and Chief Executive Officer shall issue a schedule of meetings and schedule suggested agenda items, as requested by the Board of Directors or any Committee member.

Committee Member Assignments and Rotation
-----------------------------------------

Committee chairmen and Committee members shall rotate from time to time, as determined by the Board of Directors. Committee appointments shall be made at a meeting of the Board of Directors as soon as practicable following the annual meeting of shareholders.

Reporting of Concerns to the Audit Committee
--------------------------------------------

Anyone, including a KeySpan employee, who has a concern about KeySpan, or its accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone to special addresses and a toll-free phone number as indicated on the Corporation's website. All such concerns will be forwarded to the Chairman of the Audit Committee. The status of all outstanding concerns, if any, addressed to the Audit Committee will be reported to the Directors on a quarterly basis. The Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Corporation's Ethics Policy prohibits retaliation or taking any adverse action against an employee for raising or helping to raise an integrity concern.

Access to Independent Advisors
------------------------------

The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors. In that connection, in the event the Board or any Committee retains any such advisor, the Board or the Committee shall have the sole authority to approve such advisor's fees and other retention terms.

Director Orientation and Continuing Education
---------------------------------------------

The Corporate Secretary shall be responsible for providing an orientation for new Directors, and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties.

The Corporation recognizes the value of continuing education for its Directors on corporate governance matters, industry specific matters and other matters that are relevant to the Directors' responsibilities and KeySpan is committed to providing its Directors, whenever possible, with such continuing education opportunities. Such education may be provided in the form of written material, seminars and/or providing in-house training.

OFFICERS

Chairman and Chief Executive Officer Selection
----------------------------------------------

The Board of Directors shall select an individual or individuals to hold the positions of Chairman and the Chief Executive Officer, as stated in the By-Laws of the Corporation. The same individual may hold both positions.

Chief Executive Officer Evaluation
----------------------------------

The Compensation and Management Development Committee shall annually review the performance of the Chief Executive Officer, and establish a specific set of performance objectives for the Chief Executive Officer. These should include concerns of the shareholders, employees and customers. The Compensation and Management Development Committee shall, either as a committee or together with other independent directors (as directed by the Board of Directors), determine the Chief Executive Officer's compensation level based on this review.

Management Development and Succession Planning
----------------------------------------------

The Compensation and Management Development Committee shall review annually the performance of all officers, which shall include an assessment by the Chief Executive Officer of the officers' performance. This review shall include a discussion of the officers' future potential with the Board of Directors as part of the Corporation's management development and succession planning.

Board Access to Senior Management
---------------------------------

The Directors shall have access to the Corporation's management. For non-routine contact on Board agenda items, the Board members will inform the Chief Executive Officer of their need for contact with management on special matters.


                                  ************

                                                                      APPENDIX B



                               KEYSPAN CORPORATION
                               EXECUTIVE COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                      (Amended and Restated March 10, 2004)


Purpose and Authority
---------------------

The Executive Committee shall have and may exercise during intervals between meetings of the Board of Directors, all the powers vested in the Board except for those powers and authorities which, under New York law, are reserved for the Board of Directors, and further subject at all times to limitations by the Board.

Membership
----------

The Executive Committee shall be comprised of the Chairman of the Board and a number of directors, as designated by the Board. Unless otherwise provided by the Board, the Chairman of the Board shall be the Chairman of the Executive Committee. Committee members shall be appointed, continued or replaced at the discretion of the Board.

Administrative Procedures
-------------------------

The Executive Committee shall meet at as frequently as is deemed necessary.

The attendance of non-members of the Executive Committee is permitted at the invitation of the Executive Committee Chairman. A quorum shall consist of a majority of the members. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Executive Committee Chairman. The Executive Committee Chairman shall report the Committee's activities to the Board.


                                  ************

                                                                      APPENDIX C



                               KEYSPAN CORPORATION
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                      (Amended and Restated March 10, 2004)

Purpose and Authority
---------------------

The purpose of the Audit Committee is to:

A. Provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the Corporation's shareholders and to the investing public. The Committee's primary duties are to monitor, review and initiate changes, as the Committee deems appropriate, with respect to:

     (i)  The quality and integrity of the Corporation's financial statements;

     (ii) The Corporation's compliance with legal and regulatory requirements;

     (iii) The independent auditor's qualifications and independence;

     (iv) The performance of the Corporation's internal audit function and independent auditors;

     (v)  The business practices of the Corporation; and

     (vi) Risk assessment and risk management.

B. Prepare the audit committee report that the rules of the Securities and Exchange Commission require be included in the Corporation's annual Proxy Statement.

The Committee is designated by the Board of Directors and receives its authority from the Board of Directors to whom it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board of Directors and the shareholders of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such advisor, consultant or legal counsel, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer. All members, including alternate members are required to meet the following criteria:

     o    Independence

          All members of the Committee are required to be "independent" under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

     o    Financial Literacy and Expertise

          All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment). At least one member of the committee shall have accounting or related financial management experience, as required by the New York Stock Exchange and determined by the Board in its business judgment. The Board and the Corporation shall use diligent efforts to have at least one committee member who meets the criteria of an "audit committee financial expert" as prescribed by Securities and Exchange Commission rules.

Chairman
--------

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Independent Auditor
-------------------

General
-------

The Committee shall retain and terminate the independent auditor, oversee their work and approve all audit engagement fees and terms. The independent auditor shall be informed that it reports directly to the Audit Committee.

With respect to the work of the independent auditor, the Committee is responsible for (i) reviewing the scope of the audit, (ii) approving the nature and cost of all audit and non-audit services (non-audit services must be approved prior to commencement of the services), (iii) monitoring the auditor's performance, (iv) assuring that the auditor is independent, and (v) resolving any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

The Committee shall inquire regularly of the independent auditor to ascertain that it is receiving the full cooperation of management, that all information desired is provided freely, that there are no material weaknesses in the internal control structure, that no material fraud was uncovered in the course of its work and that management is diligent in conducting its business in accordance with the Corporation's ethical standards.

The Committee shall periodically meet separately with the independent auditors and in the absence of management to discuss any matters that the Committee or the independent auditors believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Corporation's financial statements, and annual and quarterly reports required to be filed with the Securities and Exchange Commission.

Fees and Compensation
---------------------

The Committee shall have the exclusive authority within the Corporation to approve in advance any audit or non-audit engagement or relationship between the Corporation and the independent auditors, other than "prohibited non-auditing services" (as defined below) which shall not be approved by the Committee. The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor so long as it is presented to the full Committee at a later time.

The following shall be "prohibited non-auditing services:" (i) bookkeeping or other services related to the accounting records or financial statements of the Corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resource functions ;
(vii)  broker or dealer,  investment  adviser or  investment  banking  services;
(viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Although it is the intent of the Committee to pre-approve all non-audit services to be provided by the independent auditor, any inadvertent failure to do so will not be deemed a breach of any provision of this Charter if: (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its Chairman pursuant to delegated authority) prior to the completion of the annual audit of the Corporation.

Review of Independent Auditor
-----------------------------

The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting its review and evaluation, the Committee shall:

     (a) Obtain and review a report by the Corporation's independent auditor describing: (i) the auditing firm's internal quality-control procedures;  (ii)  any  material  issues  raised  by the  most  recent internal quality-control review, peer review, or a review by the Public Company Accounting Oversight Board, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Corporation;

     (b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

     (c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that corporation; and

     (d) Take into account the opinions of management and the Corporation's internal auditors (or other personnel responsible for the internal audit function).

Internal Auditing Division
--------------------------

The Vice President & General Auditor is in charge of the Internal Auditing Division and reports directly to the Board of Directors, functionally to the Audit Committee and administratively to the President and Chief Operating Officer.

Each year, the General Auditor will submit an Audit Plan to the Committee for approval. Thereafter, the General Auditor will keep the Committee informed on the progress of the Plan's implementation, and twice a year will submit written reports on such progress and on the results of his reviews and management's response to any problems or weaknesses in controls noted.

The Committee shall review the Charter of the Internal Auditing Division and approve any changes thereto. It shall also ascertain that the resources allocated to the Internal Auditing function are sufficient to ensure that adequate internal audit review is being performed in the Corporation. The Committee will periodically review and discuss with the independent auditor the responsibilities, budget, and staffing of the Internal Auditing Division.

The Committee may meet privately with the General Auditor at each of its meetings and at any other time at the General Auditor's request without prior communication with management. Periodically, the Committee will meet in executive session with the General Auditor.

The General Auditor shall not be appointed or removed by management without the concurrence of the Committee. The General Auditor's performance will be reviewed periodically by the Committee.

The Committee may provide special assignments to the General Auditor to perform reviews in selected areas of its interest or concern.

Financial Statements and Internal Accounting Control
----------------------------------------------------

The Committee shall review with management and the independent auditor prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The review should include discussions with management and the independent public accountants of significant issues regarding accounting principles, practices and judgements, including those matters set forth in SAS No. 61.

As part of its quarterly review, the independent auditor will discuss with management any judgment areas, adjustments, disclosures and all material changes in accounting principles. Management will report to the Committee any material items or discussions resulting from such review. Management will also provide the Committee copies of the reports filed with the Securities and Exchange Commission. In addition, the Committee, or at the minimum its Chairman, should communicate with management and the independent auditor on a quarterly basis (prior to the filing of the Corporation's 10-Q), to review the Corporation's financial statements and significant findings based upon the independent auditor's review procedures. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent public accountants, in accordance with SAS No. 61, should also be discussed.

The Committee shall also review and discuss with management and the independent auditor as appropriate the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

The Committee shall discuss with management and the independent auditor: (i) the adequacy of the Corporation's internal controls over financial reporting and the financial reporting process, (ii) the status of internal control recommendations made by the independent auditor and the General Auditor, (iii) the adequacy of the process employed for the certification by the Corporation's Chief Executive Officer and Chief Financial Officer of reports or financial statements filed with the Securities and Exchange Commission.

The Committee shall also perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's by-laws and the resolutions or directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the Securities and Exchange Commission.

Financial Reporting Process
---------------------------

In consultation with the independent auditor, management and the internal auditors, the Committee shall review the integrity of the Corporation's financial reporting processes, both internal and external. In this connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Corporation's management.

The Committee shall review  periodically the effect of regulatory and accounting
initiatives,   as  well  as  off-balance  sheet  structures,  on  the  financial statements of the Corporation.

The Committee shall also review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (ii) management's response to such matters. Without excluding other possibilities, the Committee shall review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Corporation.

Other Duties
------------

The Committee shall review with management and the independent auditor the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should review the Corporation's major financial and operational risk exposures and the steps management has taken to monitor and control such exposures, and evaluate the Corporation's compliance with its Corporate Risk Policy and with the risk control practices established by its Risk Management Committee. The Committee may also approve changes to the Corporation's Corporate Risk Policy as part of its continual reevaluation of the overall framework for evaluation, management and control of risk.

The Committee shall establish hiring policies for employees or former employees of the independent auditor. At a minimum, these policies shall provide that any registered public accounting firm may not provide audit services to the Corporation if the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee shall maintain continuing vigilance for any procedures or practices which might impair the Corporation's financial and business integrity. Annually, the Committee will receive from the General Auditor a written report on compliance with ethical business conduct and shall make inquiries, as necessary, to assure itself that the Corporation conducts its business in a lawful and ethical manner.

Periodically, the Committee shall meet separately with management.

At least once a year, the Committee shall review with management policies respecting expenses and perquisites.

At least once a year, the Committee shall review and assess the adequacy of the Audit Committee Charter. In addition, the Committee shall submit the charter to be published in the proxy statement at least once every three years.

At least once a year, the Office of the General Counsel will update the Committee on all litigation involving the Corporation that could have a significant impact on the Corporation's financial statements.

The Committee shall make appropriate amendments to the Code of Ethics for Chief Executive Officer and Senior Financial Officers ("the Code") and shall be empowered to grant waivers thereto under circumstances it deems appropriate.

Administrative Procedures
-------------------------

The Committee shall meet as frequently as deemed necessary by the Chairman to fulfill its responsibilities, but no less than four times during the year. A quorum shall consist of a majority of the members. Minutes of the meetings shall be kept. The regular attendance of non-members is permitted at the invitation of the Chairman. The Committee Chairman shall report the Committee's activities to the Board of Directors, including any issues that arise with respect to the quality and integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor or the performance of the internal audit function.

Limitations of Responsibilities
-------------------------------

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession, or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

Annual Performance Evaluation
-----------------------------

The Committee shall perform an annual review and evaluation of the performance of the Committee.

Compensation
------------
No member of the Committee shall receive compensation other than director's fees for service as a director of the Corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

                            * * * * * * * * * * * *

                                                                      APPENDIX D



                               KEYSPAN CORPORATION
                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                      (Amended and Restated March 10, 2004)


Purpose and Authority
---------------------

The purpose of the Compensation and Management Development Committee is to:

     o establish, maintain, and assess the competitiveness of the Corporation's compensation philosophy and programs to ensure they are fair and equitable, designed to attract, develop, motivate and retain directors and officers; and consistent with best practices;

     o review and recommend to the Board all officer appointments and promotions;

     o annually review the performance of all officers, including the Chief Executive Officer, based on established corporate goals and objectives, and review and recommend to the Board their annual salary, bonus, and other forms of compensation and benefits, direct and indirect, based upon this review;

     o    annually approve all long term equity based compensation;

     o prepare an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Securities and Exchange Commission and other applicable regulatory bodies;

     o    review management succession plans;

     o    annually   conduct  a  review  of  director   compensation   and  make
          recommendations, if appropriate, in director compensation.

The Chief Executive Officer shall meet periodically with the Committee to review corporate performance, major changes in organizational plans and the performance of key executives.

The Committee is designated by the Board of Directors and receives its authority from the Board to which it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board and the shareholders of the Corporation. To such end, the Committee is authorized to select, retain and/ or replace, as needed, compensation and benefit consultants and other outside consultants, advisors, or legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such consultant, advisor or legal counsel, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors. Committee members shall be appointed, continued or replaced at the discretion of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Committee Chairman. All members, including alternate members are required to meet the following criteria:

     o All members are required to be determined by the Board of Directors to be "independent" under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. Additionally, no director may serve unless he or she (i) is a "Non- employee Director" for purposes of Rule 16b- 3 under the Securities Exchange Act of 1934, as amended, and ( ii) satisfies the requirements of an " outside director" for purposes of Section 162(m) of the Internal Revenue Code. o

Chairman
--------

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall elect a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures
-------------------------

The Committee shall meet at least twice during the year, or as frequently as deemed necessary by the Committee Chairman to fulfill its responsibilities. The regular attendance of non- Committee members is permitted at the invitation of the Committee Chairman. A quorum shall consist of a majority of the Committee members. The Committee Chairman shall report the Committee's activities and make recommendations to the Board.

Annual Performance Evaluation
-----------------------------

The Committee shall perform an annual review and evaluation of the performance of the Committee.

                            * * * * * * * * * * * *

                                                                      APPENDIX E



                               KEYSPAN CORPORATION
                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                      (Amended and Restated March 10, 2004)

Purpose and Authority
---------------------

The purpose and authority of the Corporate Governance and Nominating Committee ("Committee") is to:

     o Establish qualifications and other criteria for candidates for a position on the Corporation's Board of Directors;

     o Identify individuals qualified to become directors and recommend to the Board candidates for all directorships to be elected at an annual or special meeting (including those existing directors standing for re-election) and those to be elected by the Board between meetings of shareholders;

     o    Oversee   evaluation  of  the  performance  of  the  Board,  with  the participation of the full Board of Directors;

     o Develop and recommend to the Board the corporate governance principles applicable to the Corporation and recommend, if necessary, any changes to those principles;

     o Consider and recommend to the Board, if appropriate, changes to the Corporation's certificate of incorporation and by-laws;

     o    Review   environmental   matters  that  impact,  or  may  impact,  the
          Corporation   and  its   assets,   and   monitor  the  status  of  the
          Corporation's environmental compliance and remediation programs;

     o Establish and review the Corporation's policies and monitor the Corporation's performance with respect to employee matters, including but not limited to:
          a)        Business Ethics,
          b)        Diversity and Equal Employment Opportunity Initiatives, and
          c)        Work Safety Issues; and

     o Review community affairs programs and the activities and efforts of the Corporation to fulfill its role as a responsible corporate citizen.

The Committee is designated by the Board and receives its authority from the Board to which it reports. The Board has vested in the Committee the authority to carry out its purposes and responsibilities as noted in this Charter. The Committee is authorized to select, retain and/or replace, as needed, advisors, consultants and legal counsel to provide independent advice to the Committee. In that connection, in the event the Committee retains any such advisor, consultant, or legal counsel the Committee shall have the sole authority to approve such consultant's fees and other retention terms. The Committee shall also have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Corporation, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors. Committee members shall be appointed, continued or replaced at the discretion of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Committee Chairman. All members, including alternate members, are at all times required to be determined by the Board to be "independent" directors under the then applicable rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman
--------

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures
-------------------------

The Committee shall meet at least twice during the year, or as frequently as deemed necessary by the Chairman to fulfill its responsibilities. The regular attendance of non-members is permitted at the invitation of the Committee Chairman. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. A quorum shall consist of a majority of the Committee members. The Committee Chairman shall report the Committee's activities and make recommendations to the Board.

Board of Director Candidate Criteria and Evaluation
---------------------------------------------------

In identifying and/or reviewing the qualifications of candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, required and demonstrated technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the New York Stock Exchange and/or the Securities and Exchange Commission), local community relationships and (b) required individual qualifications, including personal and professional ethics, integrity and values, strength of character, practical wisdom, mature judgment, familiarity with the Corporation's business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board.

The Committee is authorized to conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates and to consider issues of independence and possible conflicts of interest of current and prospective members of the Board and executive officers, and whether a candidate represents special interests in a manner that would impair his or her ability to effectively represent the interests of all shareholders.

The Committee is authorized to review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board, retirement provisions and/or term or age limits, all in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds to further the interests of the Corporation and its shareholders.

Annual Evaluations
------------------

The Committee shall annually oversee evaluation of the performance of the Board, with the participation of the full Board of Directors.

The Committee shall also perform an annual review and evaluation of the performance of the Committee. In addition, the Committee shall perform an annual review and assessment of this Charter.


                                  ************

                                                  PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of KeySpan Corporation for the Annual Meeting of Shareholders on May 20, 2004

P
R
O
X
Y

     The undersigned appoints Andrea S. Christensen and James L. Larocca and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of KeySpan Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 2004, and at any adjournment or postponement thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including, without limitation, any motion to adjourn the meeting to another time or place (including for the purpose of soliciting additional proxies).

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and AGAINST proposal 3 and as said proxies deem advisable on such other matters as may properly come before the meeting.

Nominees:
01 Robert B. Catell                 06 James L. Larocca
02 Andrea S. Christensen            07 Gloria C. Larson
03 Alan H. Fishman                  08 Stephen W. McKessy
04 J. Atwood Ives                   09 Edward D. Miller
05 James R. Jones                   10 Vikki L. Pryor

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

--------------------------                  ---------------------------

--------------------------                  ---------------------------

                                ADMISSION TICKET

                               KEYSPAN CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                           MAY 20, 2004 AT 10:00 A.M.

                               KeySpan Corporation
               One MetroTech Center, 2nd Floor, Brooklyn, NY 11201

                                   Directions

Public Transportation - By Subway:
----------------------------------
o    A, C or F train to Jay Street-Borough Hall
o 2, 4 or 5 train to Borough Hall (walk one block East to Willoughby Street and make a left on Jay Street)
o M or R train to Lawrence Street-MetroTech (walk one block North on Lawrence Street)
o Q train to Dekalb Avenue (walk two blocks North toward Manhattan Bridge and make a left on Myrtle Avenue into MetroTech Center)

By Train:
---------
o Long Island Rail Road to Pennsylvania Station and transfer to a Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).
o Long Island Rail Road to Flatbush Avenue-Atlantic Terminal in Brooklyn and transfer to a Manhattan-bound M, R, 2, 4, 5 or Q train (see subway instructions above) or walk North along Flatbush Ave. about 1 mile to Myrtle Avenue and make a left into MetroTech Center.
o Metro-North Railroad to Grand Central Station in Manhattan and transfer to a Brooklyn-bound 4 or 5 train (see subway instructions above).
o New Jersey Transit to Pennsylvania Station in Manhattan and transfer to a Brooklyn-bound A, C, 2 or 4 train (see subway instructions above).

By Car:
-------
o From Manhattan: Take the FDR Drive to the Brooklyn Bridge (Exit 2), make the first left after traveling over the bridge on to Tillary Street and right on to Jay Street.
o From Queens, Brooklyn, Bronx and Staten Island: Take I-278 to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.
o From Long Island: Take I-495 WEST (Long Island Expressway) to I-278 WEST (Exit 18A - Brooklyn-Queens Expressway) to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.
o From New Jersey: Take I-78 EAST to the Holland Tunnel. Follow Canal Street EAST to the Manhattan Bridge on to Flatbush Avenue. Or take I-95 (New Jersey Turnpike) to I-278 EAST (Exit 13) to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street. oFrom Westchester, Downstate New York and Connecticut: Take either I-87 SOUTH (Major Deegan Expressway/New York State Thruway) or I-95 SOUTH (New England Thruway) to I-278 WEST to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

[X] Please mark votes as in this example.

The shares represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR proposals 1 and 2 and AGAINST proposal 3 and as said Proxies deem advisable on such other matters as may properly come before the meeting.

        The Board of Directors recommends a vote "FOR" proposals 1 and 2.

1. Election of Directions (Please see reverse)

          FOR                            WITHHELD
         [   ]                            [     ]

For, except vote withheld from the following nominee(s):

         -------------------------------------------------------------

2. Ratification of Deloitte & Touche LLP as independent public accountants.

          FOR                        AGAINST                ABSTAIN
         [   ]                       [      ]                 [  ]


         The Board of Directors recommends a vote "AGAINST" proposal 3.

3. Shareholder Proposal on Shareholder Rights Plan.

          FOR                        AGAINST                ABSTAIN
         [   ]                       [      ]                 [  ]

I have included comments, or have included a change of address. [  ]

I already receive an Annual Report and do not wish to receive one for this account. [ ]

I plan to attend the Annual Meeting. [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

Signature: ___________   Date: ________  Signature: ___________  Date: _________

KEYSPAN CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8535
EDISON, NJ 08818-8535








                Your Vote is important. Please vote immediately.



           Vote-by-Internet          or         Vote-by-Telephone
---------------------------------               -------------------------------
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